Exhibit 10.1

EXECUTION VERSION

BACKSTOP COMMITMENT AGREEMENT

AMONG

C&J ENERGY SERVICES LTD.

AND

THE BACKSTOP PARTIES PARTY HERETO

Dated as of December 6, 2016

i

SCHEDULES AND EXHIBITS

Schedule 1	Backstop Commitment Percentages
Schedule 2	Beneficially Controlled Votable Claims

Exhibit A	Form of Joinder Agreement
Exhibit B	Form of Registration Rights Agreement

BACKSTOP COMMITMENT AGREEMENT

This BACKSTOP COMMITMENT AGREEMENT (including exhibits and schedules attached hereto and incorporated herein, this “Agreement”), dated as of December 6, 2016, is made by and among C&J Energy Services Ltd. (as a debtor in possession and a reorganized debtor, as applicable, the “Company” or “C&J Energy”) on behalf of itself and the other Debtors, on the one hand, and the Backstop Parties set forth on Schedule 1 hereto (each referred to herein, individually, as a “Backstop Party” and, collectively, as the “Backstop Parties”), on the other hand. The Company and each Backstop Party is referred to herein, individually, as a “Party” and, collectively, as the “Parties.”

RECITALS

WHEREAS, on July 20, 2016 (the “Petition Date”), the Company and certain of its debtor affiliates (each, individually, a “Debtor” and, collectively, the “Debtors”) commenced jointly administered proceedings (the “Chapter 11 Proceedings”), styled In re CJ Holding Co., et al., Case No. 16-33590 (DRJ) under Title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as may be amended from time to time (the “Bankruptcy Code”), in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”);

WHEREAS the Debtors, certain other subsidiaries of the Company, the Backstop Parties and certain other holders of Lender Claims are party to that certain Restructuring Support and Lock-Up Agreement, dated as of July 8, 2016, as amended on July 14, 2016 (and as may be further amended, modified, or supplemented from time to time, in accordance with its terms, the “RSA”), which contemplates, among other things, (a) consummation of the Plan and the Rights Offering and (b) entry by the Debtors and the Backstop Parties into this Agreement;

WHEREAS, on November 3, 2016, the Debtors filed the Plan providing for, among other matters, the implementation of this Agreement, in each case, as may be amended, supplemented or otherwise modified from time to time in a manner that is acceptable to the Required Supporting Creditors;

WHEREAS, on November 5, 2016, the Bankruptcy Court entered the Disclosure Statement Order, approving, among other things, the Disclosure Statement, the procedures for solicitation of the Plan, and the Rights Offering Procedures;

WHEREAS, the Debtors intend to seek entry of orders of the Bankruptcy Court, in each case, in form and substance acceptable to the Required Supporting Creditors (x) confirming the Plan pursuant to Section 1129 of the Bankruptcy Code (the “Confirmation Order”) and (y) authorizing the consummation of the transactions contemplated hereby (which order may take the form of, and be incorporated into, the Confirmation Order (the “BCA Consummation Approval Order”));

WHEREAS, as contemplated by the Plan and to be implemented in accordance with the Rights Offering Procedures, the Debtors intend to enter into a Rights Offering for shares of Reorganized C&J Energy for an aggregate amount of $200 million;

WHEREAS, subject to the terms and conditions contained in this Agreement each Backstop Party has agreed to purchase (severally and not jointly) its Backstop Commitment Percentage of the Rights Offering Shares (based on the Per Share Price) that are not purchased as part of the Rights Offering, if any.

NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, each of the Parties hereby agrees as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. Except as otherwise expressly provided in this Agreement, or unless the context otherwise requires, whenever used in this Agreement (including any Exhibits and Schedules hereto), the following terms shall have the respective meanings specified therefor below:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made; provided that no Backstop Party shall be deemed an Affiliate of the Company or any of its Subsidiaries. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person.

“Allowed” has the meaning assigned thereto in the Plan.

“Alternate Transaction” means any transaction with respect to a reorganization, restructuring, merger, consolidation, share exchange, rights offering, equity investment, business combination, recapitalization or similar transaction (including the sale of all or substantially all of the assets of the Company and its Subsidiaries) involving the Company or any other Debtors that is inconsistent with the Rights Offering, the Backstop Commitment, this Agreement or the Plan.

“Antitrust Authorities” means the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, the attorneys general of the several states of the United States and any other Governmental Entity having jurisdiction pursuant to the Antitrust Laws and “Antitrust Authority” means any of them.

“Antitrust Laws” mean the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, and any other Law governing agreements in restraint of trade, monopolization, pre-merger notification, the lessening of competition through merger or acquisition or anti-competitive conduct.

“Assumable Amount” means, with respect to a Transferring Backstop Party that enters into an agreement to Transfer Eligible Claims that would result, after giving effect to such Transfer, in such Transferring Backstop Party holding less in aggregate principal amount of Eligible Claims than such Transferring Backstop Party’s Trigger Amount, an amount equal to all of such Transferring Backstop Party’s Backstop Commitment, or otherwise zero (or none).

“Assumable Share” means, with respect to any Non-Transferring Backstop Party, the proportion that the amount of such Non-Transferring Backstop Party’s Backstop Commitment at the time of the applicable election bears to the aggregate Backstop Commitments at the time of the applicable election of all Non-Transferring Backstop Parties.

“Available Shares” means the Unsubscribed Shares that any Backstop Party fails to purchase as a result of a Backstop Party Default by such Backstop Party.

“Backstop Commitment Percentage” means, with respect to any Backstop Party, such Backstop Party’s percentage of the Backstop Commitment as set forth opposite such Backstop Party’s name under the column titled “Backstop Commitment Percentage” on Schedule 1 (as it may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement).

“Backstop Party Confidentiality Agreement” means any confidentiality agreement entered into between the Company and any Backstop Party.

“Backstop Party Default” means the failure by any Backstop Party to deliver and pay the aggregate Purchase Price for such Backstop Party’s Backstop Commitment Percentage of any Unsubscribed Shares by the Funding Deadline in accordance with Section 2.04(b).

“BCA Approval Obligations” means the obligations of the Company under Articles 3, 6 and 8 hereof and the Backstop Parties’ right to terminate this Agreement pursuant to, and in accordance with, Article 9.

“Board” means the board of directors of the Company.

“Business Day” means any day, other than a Saturday, Sunday or legal holiday, as defined in Bankruptcy Rule 9006(a).

“Change of Recommendation” means (i) the Company or the Board or any committee thereof shall have withdrawn, qualified or modified, in a manner inconsistent with the obligations of the Company under this Agreement, its approval or recommendation of this Agreement, the Rights Offering, the Backstop Commitment or the Plan or the transactions contemplated hereby or thereby or (ii) the Company or the Board or any committee thereof shall have approved or recommended, or resolved to approve or recommend (including by filing any pleading or document with the Bankruptcy Court seeking Bankruptcy Court approval of) any Alternate Transaction or Alternate Transaction Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and the rulings issued thereunder.

“Collective Bargaining Agreements” means any and all written agreements, memoranda of understanding, contracts, letters, side letters and contractual obligations of any kind, nature and description, that have been entered into between, or that involve or apply to, any employer and any Employee Representative.

“Company Balance Sheet” means the consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2015.

“Company Disclosure Schedule” means the disclosure schedules delivered by the Company to the Backstop Parties on the date of this Agreement.

“Company Plans” means each “employee benefit plan” within the meaning of Section 3(3) of ERISA and all other compensation and benefits plans, policies, programs, arrangements or payroll practices, and each other stock purchase, stock option, restricted stock, severance, retention, employment, consulting, change-of-control, collective bargaining, bonus, incentive, deferred compensation, employee loan, retirement, fringe benefit and other benefit plan, agreement, program, policy, commitment or other arrangement, whether or not subject to ERISA (including any related funding mechanism now in effect or required in the future), whether formal or informal, oral or written, in each case, that is sponsored, maintained, contributed or required to be contributed to by the Company or any of its Subsidiaries, or under which the Company or any of its Subsidiaries has any current or potential liability.

“Company SEC Documents” means all of the reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) filed with the SEC by the Company on or after the Petition Date.

“Contract” means any agreement, contract or instrument, including any loan, note, bond, mortgage, indenture, guarantee, deed of trust, license, franchise, commitment, lease, franchise agreement, letter of intent, memorandum of understanding or other obligation, and any amendments thereto, whether written or oral, but excluding any Company Plan.

“Cover Transaction” means a circumstance in which the Company funds all or a portion of the Deficiency Amount through available cash and/or the Company arranges for the sale of any remaining Available Shares to any other Person.

“Certificate of Incorporation” means the certificate of incorporation of Reorganized C&J, to be filed with Secretary of State of the State of Delaware on or about the Effective Date.

“Defaulting Backstop Party” means, at any time, any Backstop Party that caused a Backstop Party Default that is continuing at such time.

“Deficiency Amount” means the difference between the Rights Offering Amount minus (i) the aggregate amount on deposit in the Rights Offering Escrow Account received from the exercise of Subscription Rights and (ii) the aggregate amount on deposit in the Backstop Escrow Account, calculated as of the first Business Day following the expiration of the Backstop Party Replacement Period (after giving effect to a Backstop Party Replacement).

“DIP Facility” has the meaning assigned thereto in the Plan.

“DIP Facility Agent” has the meaning assigned thereto in the Plan.

“DIP Facility Event of Default” means an “Event of Default” under, and as defined in, the DIP Facility Loan Agreement.

“DIP Facility Lenders” has the meaning assigned thereto in the Plan.

“DIP Facility Loan Agreement” has the meaning assigned thereto in the Plan.

“Disclosure Statement” means the Disclosure Statement Relating to the Second Amended Joint Plan of Reorganization of CJ Holding Co., et al., Pursuant to Chapter 11 of the Bankruptcy Code (Docket No. 684), as may be amended altered, amended, modified, or supplemented from time to time.

“Disclosure Statement Order” means the Order (I) Approving the Adequacy of the Disclosure Statement, (II) Approving the Solicitation and Notice Procedures with Respect to Confirmation of the Debtors’ Proposed Second Amended Joint Plan of Reorganization, (III) Approving the Forms of Ballots and Notices in Connection Therewith, (IV) Approving the Rights Offering Procedures and Related Materials, (V) Scheduling Certain Dates with Respect Thereto, and (VI) Granting Related Relief (Docket No. 720).

“Effective Date” has the meaning assigned thereto in the Plan.

“Eligible Claim” means an Allowed Lender Claim.

“Emergence Credit Facilities” means the DIP Facility and, if entered into, the Exit Facility.

“Emergence Credit Facilities Agreements” means the DIP Facility Loan Agreement, and, if entered into, the Exit Facility Loan Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Event” means any event, development, occurrence, circumstance or change.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“Exit Facility” has the meaning assigned thereto in the Plan.

“Exit Facility Agent” has the meaning assigned thereto in the Plan.

“Exit Facility Lenders” has the meaning assigned thereto in the Plan.

“Exit Facility Loan Agreement” has the meaning assigned thereto in the Plan.

“Governmental Entity” means any U.S. or non-U.S. federal, state, municipal, local, judicial, administrative, legislative or regulatory agency, department, commission, court, or tribunal of competent jurisdiction (including any branch, department or official thereof).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Intellectual Property” means all U.S. or foreign intellectual or industrial property or proprietary rights, including any: (i) trademarks, service marks, trade dress, domain names, social media identifiers, corporate and trade names, logos and all other indicia of source or origin, together with all associated goodwill, (ii) patents, inventions, invention disclosures, technology, know-how, processes and methods, (iii) copyrights and copyrighted works, (including software, applications, source and object code, databases and compilations, online, advertising and promotional materials, mobile and social media content and documentation), (iv) trade secrets and confidential or proprietary information or content, and (v) all registrations, applications, renewals, re-issues, continuations, continuations-in-part, divisions, extensions, re-examinations and foreign counterparts of any of the foregoing.

“Interest” has the meaning assigned thereto in the Plan.

“IRS” means the United States Internal Revenue Service.

“Knowledge of the Company” means the actual knowledge, after a reasonable inquiry of their direct reports, of the chief executive officer, chief restructuring officer, chief financial officer or general counsel of the Company.

“Law” means any law (statutory or common), statute, regulation, rule, code or ordinance enacted, adopted, issued or promulgated by any Governmental Entity.

“Lender Claim” has the meaning assigned thereto in the Plan.

“Lien” means any lease, lien, adverse claim, charge, option, right of first refusal, servitude, security interest, mortgage, pledge, deed of trust, easement, encumbrance, restriction on transfer, conditional sale or other title retention agreement, defect in title or other restrictions of a similar kind.

“Management Incentive Plan” has the meaning assigned thereto in the Plan.

“Material Adverse Effect” means a material adverse effect on (i) the business, assets, liabilities, finances, properties, results of operations, condition (financial or otherwise) or the prospects of the Company and its Subsidiaries, in each case taken as a whole, excluding any effect resulting from those events typically resulting from the filing of, or emergence from, Chapter 11 cases or the announcement thereof; or (ii) the ability of the Company or any of its Subsidiaries to fully and timely perform its obligations under, or to consummate the transactions contemplated by, this Agreement, the Plan, the Registration Rights Agreement and any other agreement contemplated hereby or thereby.

“Material Entity” means the Company and any Subsidiary of the Company that is a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X.

“Material Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) relating to the Company or any of its Subsidiaries directly or indirectly resulting from or arising under Environmental Laws, Environmental Permits or Materials of Environmental Concern that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactive substances, and any other substances of any kind, that are regulated pursuant to or could give rise to liability under any Environmental Law.

“New Common Stock” has the meaning assigned thereto in the Plan.

“New Organizational Documents” has the meaning assigned thereto in the Plan and include, without limitation, the Certificate of Incorporation, Reorganized C&J’s bylaws, a stockholders’ agreement to be entered into by and among Reorganized C&J and certain stockholders of the Company and a rights agreement to be entered into by Reorganized C&J, in each case, in form and substance acceptable to the Required Backstop Parties.

“New Warrants” has the meaning assigned thereto in the Plan.

“Order” means any judgment, order, award, injunction, writ, permit, license or decree of any Governmental Entity or arbitrator.

“Owned Real Property” means all real property and interests in real property owned, in whole or in part, directly or indirectly by the Company and its Subsidiaries, together with all buildings, fixtures and improvements now or subsequently located thereon, and all appurtenances thereto.

“Per Share Price” means $13.58.

“Permitted Liens” means (i) Liens for Taxes, assessments, and other governmental levies, fees or charges that (A) are not due and payable or (B) are being contested in good faith by appropriate proceedings and for which adequate reserves have been made with respect thereto; (ii) mechanics liens and similar liens for labor, materials or supplies provided with respect to any Owned Real Property or personal property incurred in the ordinary course of business consistent with past practice and as otherwise not prohibited under this Agreement, for amounts that (A) do not materially detract from the value of, or materially impair the use of, any of the Owned Real Property or personal property of the Company or any of its Subsidiaries or (B) are being contested in good faith by appropriate proceedings; (iii) zoning, building codes and other land use Laws regulating the use or occupancy of any Owned Real Property or the activities conducted thereon that are imposed by any Governmental Entity having jurisdiction over such real property; provided that no such zoning, building codes and other land use Laws prohibit the use or occupancy of such Owned Real Property; (iv) easements, covenants, conditions, restrictions and other similar matters affecting title to any Owned Real Property and other title defects that do not or would not materially impair the use or occupancy of such real property or the operation of the Company’s or any of its Subsidiaries’ business; (v) all licenses, agreements, settlements, consents, covenants not to assert and other contracts that were entered into in the ordinary course of business consistent with past practice; (vi) after the occurrence of the Effective Date, Liens granted in connection with the Emergence Credit Facilities; and (vii) Liens that, pursuant to the Confirmation Order, will not survive beyond the Effective Date.

“Person” means an individual, firm, corporation (including any non-profit corporation), partnership, limited liability company, joint venture, associate, trust, Governmental Entity or other entity or organization.

“Plan” means the Second Amended Joint Plan of Reorganization of CJ Holding Co., et al., Pursuant to Chapter 11 of the Bankruptcy Code (Docket No. 682), as may be amended altered, amended, modified, or supplemented from time to time.

“Plan Supplement” has the meaning assigned thereto in the Plan.

“Post-Effective Date Business” means the businesses, assets and properties of the Company and its Subsidiaries, taken as a whole, as of the Effective Date after giving effect to the transactions contemplated by the Plan, as described in the Disclosure Statement.

“Prepetition Credit Agreement” means the Credit Agreement, dated as of March 24, 2015, by and among C&J Energy, CJ Holding Co., CJ Lux Holdings S.à r.l., the other guarantors from time to time party thereto, the Prepetition Credit Agreement Agent, and the lenders from time to time party thereto (as amended by that certain First Amendment to Credit Agreement dated as of the same date, the Waiver and Second Amendment to Credit Agreement, dated as of September 29, 2015 and the Third Amendment (Refinancing Amendment) to Credit Agreement dated as of September 29, 2015, and as further modified pursuant to that certain Temporary Limited Waiver Agreement, dated as of May 10, 2016, the Forbearance Agreement, dated as of May 31, 2016, and the Second Forbearance Agreement, dated as of June 30, 2016).

“Prepetition Credit Agreement Agent” means Cortland Capital Market Services LLC, in its capacity as successor administrative agent pursuant to the Prepetition Credit Agreement Documents, its successors, assigns, or any replacement agent appointed pursuant to the terms of the Prepetition Credit Agreement and, as applicable, its predecessor administrative agent, Bank of America, N.A.

“Prepetition Credit Agreement Documents” means, collectively, the Prepetition Credit Agreement, each other Loan Document (as defined in the Prepetition Credit Agreement), and all other agreements, documents, and instruments delivered or entered into in connection therewith (including any guarantee agreements, pledge and collateral agreements, intercreditor agreements, and other security documents).

“Purchase Price” means an amount equal to the product of the Unsubscribed Shares to be purchased by the applicable Backstop Parties and the Per Share Price.

“Real Property Leases” means those leases, subleases, licenses, concessions and other agreements, as amended, modified or restated, pursuant to which the Company or one of its Subsidiaries holds a leasehold or subleasehold estate in, or is granted the right to use or occupy, any land, buildings, structures, improvements, fixtures or other interest in real property used in the Company’s or its Subsidiaries’ business.

“Related Fund” means with respect to any Person, an Affiliate or any fund, account or investment vehicle that is controlled, managed, advised or sub-advised by such Person, an Affiliate or the same investment manager, advisor or sub-advisor as such Person or an Affiliate of such investment manager, advisor or sub-advisor.

“Related Party” means, with respect to any Person, (i) any former, current or future director, officer, agent, Affiliate, employee, general or limited partner, member, manager or stockholder of such Person and (ii) any former, current or future director, officer, agent, Affiliate, employee, general or limited partner, member, manager or stockholder of any of the foregoing.

“Reorganized C&J Energy” has the meaning assigned thereto in the Plan.

“Representatives” means, with respect to any Person, such Person’s directors, officers, employees, investment bankers, attorneys, accountants, advisors and other representatives.

“Required Backstop Parties” means the Backstop Parties (other than any Defaulting Backstop Parties) holding at least sixty-six and two-thirds percent (66 2/3%) of the aggregate Backstop Commitment Percentages held by all of the Backstop Parties (excluding any Defaulting Backstop Parties); provided that for purposes of this definition, each such Backstop Party shall be deemed to hold the Backstop Commitment Percentages held by such Backstop Party’s Related Funds; provided further that to the extent the satisfaction or consent of the Required Backstop Parties is required in respect of any provision or document referred to herein or in the Plan, any such provision or document shall not (i) disproportionately and adversely affect any Backstop Party in its capacity as such or (ii) adversely affect the rights of any Backstop Party with respect to the allowance or treatment of its Beneficially Controlled Votable Claims or its rights under the Rights Offering Procedures, in each case without the prior written consent of such Backstop Party.

“Required Supporting Creditors” has the meaning assigned thereto in the Plan.

“Restructuring Transactions” has the meaning assigned thereto in the Plan.

“Rights Offering” means the rights offering that is backstopped by the Backstop Parties substantially on the terms reflected in the RSA and this Agreement, and in accordance with the Rights Offering Procedures.

“Rights Offering Amount” means an amount equal to $200,000,000.

“Rights Offering Escrow Account” means the escrow account established under the Rights Offering Procedures to which Rights Offering Participants are required to fund the subscription price for their Rights Offering Shares.

“Rights Offering Expiration Time” means the time and the date on which the rights offering subscription form must be duly delivered to the Rights Offering Subscription Agent in accordance with the Rights Offering Procedures, together with the applicable Purchase Price.

“Rights Offering Participants” means those Persons who duly subscribe for Rights Offering Shares in accordance with the Rights Offering Procedures.

“Rights Offering Procedures” means procedures with respect to the Rights Offering that were approved by the Bankruptcy Court pursuant to the Disclosure Statement Order.

“Rights Offering Shares” means the shares of New Common Stock to be offered in the Rights Offering pursuant to the terms of the Rights Offering Procedures.

“Rights Offering Subscription Agent” means Donlin Recano & Company, Inc.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

“Subscription Rights” means the subscription rights distributed pursuant to the Rights Offering and in accordance with the Rights Offering Procedures.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture or other legal entity as to which such Person (either alone or through or together with any other subsidiary), (i) owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests, (ii) has the power to elect a majority of the board of directors or similar governing body or (iii) has the power to direct the business and policies.

“Superior Transaction” means an Alternate Transaction, which the Board, after consultation with its outside legal counsel and its independent financial advisor and taking into account all the terms and conditions of the Alternate Transaction, including any break-up fees, expense reimbursement provisions and conditions to consummation, determines in good faith would reasonably be expected to (i) be more favorable to the bankruptcy estate of the Debtors and (ii) to provide a superior recovery to each class of creditors, including the Backstop Parties, and equityholders (taking into account any proposal to amend the terms of this Agreement and the Plan pursuant to Section 6.06(d)), and which the Board determines is reasonably like to be consummated without undue delay relative to the transactions contemplated by this Agreement and the Plan and for which financing is then fully committed or reasonably determined to be available by the Board.

“Takeover Statute” means any restrictions contained in any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation.

“Tax Proceeding” means any audit, assessment of Taxes, pre-filing agreement, other examination by any Governmental Entity, proceeding, appeal of a proceeding or litigation relating to Taxes, whether administrative or judicial, including proceedings relating to competent authority determinations.

“Taxes” means all taxes, assessments, duties, levies or other mandatory governmental charges paid to a Governmental Entity, including all federal, state, local, foreign and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, property, sales, use, value-added, occupation, excise, severance, windfall profits, stamp, payroll, social security, withholding and other taxes, assessments, duties, levies or other mandatory governmental charges of any kind whatsoever paid to a Governmental Entity (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest thereon and shall include any liability for such amounts as a result of being a member of a combined, consolidated, unitary or affiliated group.

“Transfer” means sell, transfer, assign, pledge, hypothecate, participate, donate or otherwise encumber or dispose of.

“Trigger Amount” means, with respect to any Transferring Backstop Party, an amount equal to 75% of the aggregate principal amount of Eligible Claims held by such Transferring Backstop Party on the date hereof.

“Unsubscribed Shares” means the Rights Offering Shares that have not been duly purchased by Rights Offering Participants in accordance with the Rights Offering Procedures and the Plan.

“Votable Claims” means all Allowed Lender Claims and Interests in Debtors.

Section 1.02. Additional Defined Terms. In addition to the terms defined in Section 1.01, additional defined terms used herein shall have the respective meanings assigned thereto in the Sections indicated in the table below.

Defined Term	Section
Additional Funding Notice	Section 2.04(a)
Agreement	Preamble
Alternate Transaction Agreement	Section 9.01(d)(iii)
Alternate Transaction Proposal	Section 6.06(b)
Applicable Consent	Section 4.07
Backstop Commitment	Section 2.02
Backstop Escrow Account	Section 2.04(a)
Backstop Party	Preamble
Backstop Party Replacement	Section 2.03(a)
Backstop Party Replacement Period	Section 2.03(a)
Bankruptcy Code	Recitals
Bankruptcy Court	Recitals
Bar Dates	Section 7.01(b)(i)
BCA Consummation Approval Order	Recitals
Beneficially Controlled Votable Claims	Section 5.10(a)
Chapter 11 Proceedings	Recitals
Closing	Section 2.05(a)
Closing Date	Section 2.05(a)
Company	Preamble
Confirmation Order	Recitals
Cover Transaction Period	Section 2.03(c)
Debtor	Recitals
Employee Representatives	Section 4.15(a)
Environmental Laws	Section 4.20(a)
Environmental Permits	Section 4.20(b)
Expense Reimbursement	Section 3.03
Filing Party	Section 6.04(b)
Financial Reports	Section 6.05(a)
Financial Statements	Section 4.09
Foreign Benefit Plans	Section 4.22(h)
Funding Amount	Section 2.04(a)
Funding Deadline	Section 2.04(a)
Funding Notice	Section 2.04(a)
GAAP	Section 4.09
Indemnified Claim	Section 8.02
Indemnified Person	Section 8.01

Indemnifying Party	Section 8.01
Infringe	Section 4.16
Joinder Agreement	Section 2.06(b)
Joint Filing Party	Section 6.04(c)
Legal Proceedings	Section 4.14
Legend	Section 6.16
Losses	Section 8.01
Material Contract	Section 4.25(a)
Money Laundering Laws	Section 4.27
Multiemployer Plan	Section 4.22(b)
Non-Competition Agreement	Section 4.25(b)
Non-Transferring Backstop Party	Section 6.09(a)
Non-Waiving Backstop Parties	Section 7.02
Outside Date	Section 9.01(e)
Party	Preamble
Permitted Backstop Commitment Transferee	Section 2.06(b)
Petition Date	Recitals
Put Option	Section 2.02
Put Option Premium	Section 3.01
Registration Rights Agreement	Section 6.11
Replacing Backstop Parties	Section 2.03(a)
RSA	Recitals
Superior Proposal	Section 6.06(b)
Tax Returns	Section 4.21(a)
Transaction Agreements	Section 4.02(a)
Transfer Notice	Section 6.09(a)
Transferring Backstop Party	Section 6.09(a)
Unlegended Shares	Section 6.14
U.S. Benefit Plans	Section 4.22(a)(i)(a)
Waiving Backstop Parties	Section 7.02

Section 1.03. Construction. In this Agreement, unless the context otherwise requires:

(a) references to Articles, Sections, Exhibits and Schedules are references to the articles and sections or subsections of, and the exhibits and schedules attached to, this Agreement;

(b) the descriptive headings of the Articles and Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement;

(c) references in this Agreement to “writing” or comparable expressions include a reference to a written document transmitted by means of electronic mail in portable document format (.pdf), facsimile transmission or comparable means of communication;

(d) words expressed in the singular number shall include the plural and vice versa; words expressed in the masculine shall include the feminine and neuter gender and vice versa;

(e) the words “hereof,” “herein,” “hereto” and “hereunder,” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including all Exhibits and Schedules attached to this Agreement, and not to any provision of this Agreement;

(f) the term this “Agreement” shall be construed as a reference to this Agreement as the same may have been, or may from time to time be, amended, modified, varied, novated or supplemented;

(g) “include,” “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words;

(h) references to “day” or “days” are to calendar days;

(i) references to “the date hereof” means as of the date of this Agreement;

(j) unless otherwise specified, references to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder in effect on the date of this Agreement; and

(k) references to “dollars” or “$” are to United States of America dollars.

ARTICLE 2

BACKSTOP COMMITMENT

Section 2.01. The Rights Offering. On and subject to the terms and conditions hereof, including entry of the BCA Consummation Approval Order by the Bankruptcy Court, the Company shall conduct the Rights Offering pursuant to and in accordance with the Rights Offering Procedures, this Agreement, and the Plan. If reasonably requested by the Required Backstop Parties from time to time prior to the Rights Offering Expiration Time (and any extensions thereto), the Company shall notify, or cause the Rights Offering Subscription Agent to notify, the Backstop Parties of the aggregate number of Subscription Rights known by the Company or the Rights Offering Subscription Agent to have been exercised pursuant to the Rights Offering as of the most recent practicable time before such request.

Section 2.02. The Backstop Commitment. On and subject to the terms and conditions hereof, including entry of the BCA Consummation Approval Order, each Backstop Party hereby (a) agrees, severally and not jointly, to fully exercise all Subscription Rights that are issued to it pursuant to the Rights Offering in respect of its Beneficially Controlled Votable Claims and duly purchase all Rights Offering Shares issuable to it pursuant to such exercise, in accordance with the Rights Offering Procedures and the Plan and (b) grants to the Company an option (collectively, the “Put

Option”) to require such Backstop Party to purchase Unsubscribed Shares on the Closing Date subject to the terms and conditions of this Agreement. Upon the exercise of the Put Option, each Backstop Party agrees, severally and not jointly, to purchase, and the Company agrees to sell to such Backstop Party, on the Closing Date, the number of Unsubscribed Shares equal to such Backstop Party’s Backstop Commitment Percentage of the aggregate amount of Unsubscribed Shares, rounded among the Backstop Parties solely to avoid fractional shares as the Backstop Parties may determine in their sole discretion. The obligations of the Backstop Parties described in this Section 2.02 shall be referred to as the “Backstop Commitment.” The Company may exercise the Put Option by delivery to each Backstop Party of a written put election notice, provided that the Put Option shall be deemed to have been exercised by the Company, without the need for delivery of written notice or the taking of any other further action by the Company or any other Person, if the conditions set forth in Section 7.01(e), Section 7.01(f) and Section 7.01(g) shall have been satisfied or waived in accordance with this Agreement and the Company has not provided the Backstop Parties with written notice that it will not exercise the Put Option.

Section 2.03. Backstop Party Default. (a) Upon the occurrence of a Backstop Party Default, the Backstop Parties (other than any Defaulting Backstop Party) shall have the right, but shall not be obligated to, within five (5) Business Days after receipt of written notice from the Company to all Backstop Parties of such Backstop Party Default (which notice shall be given promptly following the occurrence of such Backstop Party Default) (such five (5) Business Day period, the “Backstop Party Replacement Period”) to make arrangements for one or more of the Backstop Parties (other than the Defaulting Backstop Party) to purchase all or any portion of the Available Shares (such purchase, a “Backstop Party Replacement”) on the terms and subject to the conditions set forth in this Agreement and in such amounts based upon the applicable Backstop Commitment Percentage of any such Backstop Parties or as may otherwise be agreed upon by all of the Backstop Parties electing to purchase all or any portion of the Available Shares (such Backstop Parties, the “Replacing Backstop Parties”). Any such Available Shares purchased by a Replacing Backstop Party shall be included in the determination of (x) the Unsubscribed Shares of such Replacing Backstop Party for all purposes hereunder and (y) the Backstop Commitment Percentage of such Backstop Party for purposes of Section 3.01. If a Backstop Party Default occurs, the Outside Date shall be delayed only to the extent necessary to allow for (A) the Backstop Party Replacement to be completed within the Backstop Party Replacement Period or (B) the consummation of a Cover Transaction within the Cover Transaction Period. Notwithstanding anything to the contrary contained herein, if the Backstop Party Replacement has not been consummated upon expiration of the Backstop Party Replacement Period and a Cover Transaction has not been consummated prior to the expiration of the Cover Transaction Period, this Agreement may be terminated by either the Company by written notice to each Backstop Party or by the Required Backstop Parties by written notice to the Company. If a Backstop Party is or becomes a Defaulting Backstop Party, it shall not be entitled to any of the Put Option Premium hereunder.

(b) Nothing in this Agreement shall be deemed to require a Backstop Party to purchase more than its Backstop Commitment Percentage of the Unsubscribed Shares.

(c) Notwithstanding the foregoing, if the non-Defaulting Backstop Parties do not elect to subscribe for all of the Available Shares pursuant to Section 2.03(a) prior to the expiration of the Backstop Party Replacement Period, the Company shall have an additional ten (10) Business Days following the expiration of the Backstop Party Replacement Period (such period, the “Cover Transaction Period”) to consummate a Cover Transaction.

(d) For the avoidance of doubt, notwithstanding anything to the contrary set forth in Section 9.02 but subject to Section 10.10, no provision of this Agreement shall relieve any Defaulting Backstop Party from liability hereunder in connection with such Defaulting Backstop Party’s Backstop Party Default. Such Defaulting Backstop Party will be liable to the non-defaulting Parties for money damages and/or specific performance as set forth in Section 10.09.

Section 2.04. Backstop Escrow Account Funding. (a) Funding Notice. No later than the fifth (5th) Business Day following the Rights Offering Expiration Time, the Rights Offering Subscription Agent shall deliver to each Backstop Party a written notice (the “Funding Notice”) of (i) the number of Rights Offering Shares elected to be purchased by the Rights Offering Participants and the aggregate Purchase Price therefor; (ii) the aggregate number of Unsubscribed Shares, if any, and the aggregate Purchase Price therefor; (iii) the aggregate number of Unsubscribed Shares (based upon such Backstop Party’s Backstop Commitment Percentage) to be issued and sold by the Company to such Backstop Party and the aggregate Purchase Price therefor (the “Funding Amount”); (iv) wire instructions for a segregated escrow account to which such Backstop Party shall deliver the Funding Amount (the “Backstop Escrow Account”); and (v) an estimate of the deadline for delivery of the Funding Amount, which deadline shall be no earlier than five (5) Business Days before the expected Effective Date (the “Funding Deadline”). The Company shall cause an additional notice of the Funding Deadline (“Additional Funding Notice”) to be provided after the Confirmation Order has been entered by the Bankruptcy Court; provided that the Funding Deadline shall be a minimum of five (5) Business Days after the date of such Additional Funding Notice. The Rights Offering Subscription Agent shall promptly provide any written backup, information and documentation relating to the information contained in the Funding Notice or Additional Funding Notice as any Backstop Party may reasonably request.

(b) Backstop Escrow Account Funding. No later than the Funding Deadline, each Backstop Party shall deliver and pay its Funding Amount by wire transfer in immediately available funds in U.S. dollars into the Backstop Escrow Account in satisfaction of such Backstop Party’s Backstop Commitment. The Backstop Escrow Account shall be established with an escrow agent acceptable to the Backstop Parties and the Company pursuant to an escrow agreement in form and substance acceptable to the Required Backstop Parties and the Company. The funds held in the Backstop Escrow Account shall be released, and each Backstop Party shall receive from the Backstop Escrow Account the cash amount actually funded to the Backstop Escrow Account by such Backstop Party, without any interest accrued thereon, promptly following (i) the termination of this Agreement in accordance with its terms and (ii) the Outside Date if, by such date, the Closing Date has not occurred.

Section 2.05. Closing. (a) Subject to Article 7, unless otherwise mutually agreed in writing between the Company and the Required Backstop Parties, the closing of the Backstop Commitments (the “Closing”) shall take place at the offices of Kirkland & Ellis LLP, 600 Travis Street, Suite 3300, Houston, Texas 77002 on the date on which all of the conditions set forth in Article 7 shall have been satisfied or waived in accordance with this Agreement (other than conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). The date on which the Closing actually occurs shall be referred to herein as the “Closing Date.”

(b) At the Closing, the funds held in the Backstop Escrow Account shall be released and utilized as set forth and in accordance with Section 6.15 and the Plan.

(c) At the Closing, issuance of the Unsubscribed Shares will be made by the Company to the account of each Backstop Party (or to such other accounts as any Backstop Party may designate in accordance with this Agreement) against payment of the aggregate Purchase Price for the Unsubscribed Shares of such Backstop Party. The entry of any Unsubscribed Shares to be delivered pursuant to this Section 2.05(c) into the account of a Backstop Party pursuant to the Company’s book entry procedures and delivery to such Backstop Party of an account statement reflecting the book entry of such Unsubscribed Shares shall be deemed delivery of such Unsubscribed Shares for purposes of this Agreement. Notwithstanding anything to the contrary in this Agreement, all Unsubscribed Shares will be delivered with all issue, stamp, transfer, sales and use, or similar Taxes or duties that are due and payable (if any) in connection with such delivery duly paid by the Company.

Section 2.06. Designation and Assignment Rights. (a) Each Backstop Party shall have the right to designate by written notice to the Company no later than two (2) Business Days prior to the Closing Date that some or all of its Unsubscribed Shares be issued in the name of, and delivered to, one or more of its Related Funds upon receipt by the Company of payment therefor in accordance with the terms hereof, which notice of designation shall (i) be addressed to the Company and signed by such Backstop Party and each Related Fund, (ii) specify the number of Unsubscribed Shares to be delivered to or issued in the name of such Related Fund and (iii) contain a confirmation by such Related Fund of the accuracy of the representations set forth in Sections 5.06 through 5.09 as applied to such Related Fund; provided that no such designation pursuant to this Section 2.06(a) shall relieve such Backstop Party from its obligations under this Agreement.

(b) Each Backstop Party shall have the right to sell, transfer and assign all or any portion of its Backstop Commitment to a Related Fund; provided that: (i) such Backstop Party and Related Fund agree in a writing addressed to the Company that such Related Fund shall purchase such portion of such Backstop Party’s Backstop Commitment; (ii) each Backstop Party confirms in writing its good faith belief that all of the representations and warranties in Article 5 are accurate with respect to such Related Fund; and (iii) such Related Fund executes a joinder agreement substantially in the form attached hereto as Exhibit A (the “Joinder Agreement”) and delivers an executed copy thereof to the Company (a Related Fund party to a Joinder Agreement shall be referred to as a “Permitted Backstop Commitment Transferee”).

(c) Each Backstop Party, severally and not jointly, agrees that it will not, directly or indirectly, assign or otherwise transfer, at any time prior to the Closing Date or earlier termination of this Agreement in accordance with its terms, any of its rights and obligations under this Agreement to any Person other than in accordance with Sections 2.03, 2.06(a), 2.06(b), 6.08, 6.09, 7.02, 10.07 or any other provision of this Agreement which expressly permits such assignment or transfer. After the Closing Date, nothing in this Agreement shall limit or restrict in any way any Backstop Party’s ability to Transfer any of its shares of New Common Stock or any interest therein; provided that any such Transfer shall be made pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements thereunder and pursuant to applicable securities Laws.

ARTICLE 3

PUT OPTION PREMIUM AND EXPENSE REIMBURSEMENT

Section 3.01. Fees Payable by the Company. Subject to Section 3.02, as consideration for the Put Option, the Backstop Commitment and the other agreements of the Backstop Parties in this Agreement, the Debtors shall pay or cause to be paid a nonrefundable aggregate fee in an amount equal to 5.0% of the Rights Offering Amount, calculated in accordance with Section 3.02 to the Backstop Parties (including any Replacing Backstop Party, but excluding any Defaulting Backstop Party) or their designees based upon their respective Backstop Commitment Percentages at the time the payment is made (the “Put Option Premium”).

The provisions for the payment of the Put Option Premium and Expense Reimbursement are an integral part of the transactions contemplated by this Agreement and without these provisions the Backstop Parties would not have entered into this Agreement, and the Put Option Premium and Expense Reimbursement shall constitute allowed administrative expenses of the Debtors’ estate under Sections 503(b) and 507 of the Bankruptcy Code. The Put Option Premium shall be payable in shares of New Common Stock, issued at the Per Share Price; provided that if, and only if, the Closing does not occur or the Restructuring Transactions are not consummated, the Put Option Premium shall be payable in cash.

Section 3.02. Payment of Fees. The Put Option Premium shall be fully earned upon entry of the BCA Consummation Approval Order and shall be paid by the Debtors on the Closing Date, or, if the Restructuring Transactions are not consummated pursuant to Section 9.02(b). For the avoidance of doubt, to the extent payable in accordance with the terms of this Agreement, the Put Option Premium will be payable regardless of the amount of Unsubscribed Shares (if any) actually purchased. Payment of the Put Option Premium shall be made as and when due and payable by issuance of shares of New Common Stock in book-entry form to the Person(s) specified by each Backstop Party to the Company in writing. Cash payments of the Put Option Premium, if applicable, shall be made as and when due and payable by wire transfer of immediately available funds in U.S. dollars to the accounts specified by each Backstop Party to the Company in writing. Except as provided for in Section 2.03, the Put Option Premium will be nonrefundable and non-avoidable when paid.

Section 3.03. Expense Reimbursement. Until the earlier to occur of (x) the Closing and (y) the termination of this Agreement, the Debtors agree to pay the documented reasonable fees and expenses of Davis Polk & Wardwell LLP, Moelis & Company LLC, FTI Consulting, Inc., Diamond McCarthy LLP, Borden Ladner Gervais LLP, Cox Hallett Wilkinson Limited, Egon Zehnder and one counsel for each jurisdiction (other than the jurisdictions served by the foregoing professionals in connection with the Debtors’ Chapter 11 cases) that is reasonably necessary to consummate the transactions contemplated by this Agreement, in each case that have been and are incurred by the Backstop Parties in connection with the negotiation, preparation and implementation of the Backstop Commitment and the Rights Offering, including the Backstop Parties’ negotiation, preparation and implementation of this Agreement (including the Backstop Commitment and the other transactions contemplated hereby), the Plan, the Debtors’ Chapter 11 cases, the Registration Rights Agreement and the other agreements contemplated hereby and thereby, and in each case subject to any limitations that may be separately agreed in writing between the Company and the applicable Backstop Party (the “Expense Reimbursement”). The Expense Reimbursement accrued through the date on which the BCA Consummation Approval Order is entered shall be paid within ten (10) Business Days thereof. The Debtors shall pay such invoices within ten (10) calendar days of receipt thereof.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Disclosure Statement, Company Disclosure Schedule or any Company SEC Document but subject in each case to Section 4.33, the Debtors, jointly and severally, hereby represent and warrant to the Backstop Parties as set forth below:

Section 4.01. Organization and Qualification. Each Material Entity is a legal entity duly organized, validly existing and in good standing (or the equivalent thereof) under the Laws of its respective jurisdiction of incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as currently conducted. Each Material Entity is duly qualified or licensed to do business and is in good standing (or the equivalent thereof) under the Laws of each other jurisdiction in which it owns, leases or operates properties or conducts any business, in each case except to the extent that the failure to be so qualified or licensed or be in good standing would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.02. Corporate Power and Authority. (a) The Company has the requisite corporate power and authority (i) (A) subject to the entry of the BCA Consummation Approval Order, to enter into, execute and deliver this Agreement and to perform the BCA Approval Obligations and (B) subject to the entry of the BCA Consummation Approval Order and the Confirmation Order, to perform each of its other obligations hereunder and (ii) subject to the entry of the Confirmation Order, to enter into, execute and deliver the Registration Rights Agreement and all other agreements to which it will be a party as contemplated by this Agreement and the Plan (this Agreement, the Registration Rights Agreement and such other agreements, collectively, the “Transaction Agreements”) and to perform its obligations under each of the Transaction Agreements (other than this Agreement). Subject to the receipt of the foregoing Orders, as applicable, the execution and delivery of this Agreement and each of the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been or will be duly authorized by all requisite corporate action on behalf of the Company, and no other corporate proceedings on the part of the Company are or will be necessary to authorize this Agreement or any of the other Transaction Agreements or to consummate the transactions contemplated hereby or thereby.

(b) Subject to the entry of the BCA Consummation Approval Order and the Confirmation Order, each of the other Debtors has the requisite power and authority (corporate or otherwise) to enter into, execute and deliver each Transaction Agreement to which such other Debtor is a party and to perform its obligations thereunder. Subject to the receipt of the foregoing Orders, as applicable, the execution and delivery of this Agreement and each of the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been or will be duly authorized by all requisite corporate action on behalf of each other Debtor party thereto, and no other corporate proceedings on the part of any other Debtor party thereto are or will be necessary to authorize this Agreement or any of the other Transaction Agreements or to consummate the transactions contemplated hereby or thereby.

(c) Subject to the entry of the BCA Consummation Approval Order and the Confirmation Order, each of the Company and the other Debtors has the requisite corporate power and authority to perform its obligations under the Plan, and has taken all necessary corporate actions required for the due consummation of the Plan in accordance with its terms.

Section 4.03. Execution and Delivery; Enforceability. Subject to the entry of the BCA Consummation Approval Order and the Confirmation Order, each other Transaction Agreement will be, duly executed and delivered by the Company and each of the other Debtors party thereto. Upon entry of the BCA Consummation Approval Order, and assuming this Agreement has been duly authorized, executed and delivered by the Backstop Parties and the other parties thereto, the BCA Approval Obligations will constitute the valid and legally binding obligations of the Company and, to the extent applicable, the other Debtors, enforceable against the Company and, to the extent applicable, the other Debtors in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity whether applied in a court of law or a court of equity. Upon entry of the BCA Consummation Approval Order and assuming this Agreement has been duly authorized, executed and delivered by the Backstop Parties and the other parties thereto, each of the other obligations hereunder will constitute the valid and binding obligations of the Company and, to the extent applicable, the other Debtors, enforceable against the Company and, to the extent applicable, the other Debtors, in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity whether applied in a court of law or a court of equity.

Section 4.04. Authorized and Issued Capital Stock. (a) On the Closing Date, (i) the issued and outstanding capital stock of the Company will consist of 54,730,252 shares of New Common Stock, plus any shares of New Common Stock issued pursuant to the Put Option Premium, (ii) no shares of New Common Stock will be held by the Company in its treasury and (iii) other than the New Warrants, no warrants to purchase shares of New Common Stock will be issued and outstanding.

(b) As of the Closing Date, all issued and outstanding shares of New Common Stock will have been duly authorized and validly issued and will be fully paid and non-assessable, and will not be subject to any preemptive rights (except as set forth in the Registration Rights Agreement).

(c) Except as set forth in this Section 4.04, as of the Closing Date, no shares of capital stock or other equity securities or voting interest in the Company will have been issued, reserved for issuance or outstanding.

(d) Except as described in this Section 4.04 and except as set forth in the Registration Rights Agreement, the New Warrants, the New Organizational Documents, the Emergence Credit Facilities or any employment agreement entered into in accordance with the Plan, as of the Closing Date, neither the Company nor any Material Entity will be party to or otherwise bound by or subject to any outstanding option, warrant, call, right, security, commitment, contract, arrangement or undertaking (including any preemptive right) that (i) obligates the Company or any Material Entity to issue, deliver, sell or transfer, or repurchase, redeem or otherwise acquire, or cause to be issued, delivered, sold or transferred, or repurchased, redeemed or otherwise acquired, any shares of the capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or any security convertible or exercisable for or exchangeable into any capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries, (ii) obligates the Company or any Material Entity to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking, (iii) restricts the transfer of any shares of capital stock of the Company or any Material Entity or (iv) relates to the voting of any shares of capital stock of the Company.

Section 4.05. Issuance. The shares of New Common Stock to be issued pursuant to the Plan, including the shares of New Common Stock to be issued in connection with the consummation of the Rights Offering and pursuant to the terms hereof, will, when issued and delivered on the Closing Date, be duly and validly authorized, issued and delivered and shall be fully paid and non-assessable, and free and clear of all Taxes, Liens (other than transfer restrictions imposed hereunder or by applicable Law), preemptive rights, subscription and similar rights, other than any rights set forth in the New Organizational Documents, the New Warrants and the Registration Rights Agreement.

Section 4.06. No Conflict. Assuming the consents described in clauses (i) through (vi) of Section 4.07 are obtained, the execution and delivery by the Company and, if applicable, its Subsidiaries of this Agreement, the Plan and the other Transaction Agreements, the compliance by the Company and, if applicable, its Subsidiaries with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein (i) will not conflict with, or result in a breach, modification or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, except to the extent specified in the Plan, in the acceleration of, or the creation of any Lien under, or cause any payment or consent to be required under, the Emergence Credit Facilities Agreements and related documents or any Contract to which the Company or any of its Subsidiaries will be bound as of the Closing Date after giving effect to the Plan or to which any of the property or assets of the Company or any of its Subsidiaries will be subject as of the Closing Date after giving effect to the Plan, (ii) will not result in any violation of the provisions of the New Organizational Documents or any of the organization documents of any Material Entity (other than the Company) and (iii) will not result in any material violation of any Law or Order applicable to the Company or any of its Subsidiaries or any of their properties, except, in the cases described in clauses (i) and (iii), for such conflicts, breaches, modifications, violations or Liens that would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.07. Consents and Approvals. No consent, approval, authorization, order, registration or qualification of or with any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries or any of their properties (each an “Applicable Consent”) is required for the execution and delivery by the Company and, to the extent relevant, its Subsidiaries of this Agreement, the Plan and the other Transaction Agreements, the compliance by the Company and, to the extent relevant, its Subsidiaries with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein (including compliance by each Backstop Party with its obligations hereunder and thereunder), except for (i) the entry of the BCA Consummation Approval Order authorizing the Company to execute and deliver this Agreement and perform each of its other obligations hereunder, (ii) the entry of the Confirmation Order, (iii) filings, if any, pursuant to the HSR Act and the expiration or termination of all applicable waiting periods thereunder or any applicable notification, authorization, approval or consent under any other Antitrust Laws in connection with the transactions contemplated by this Agreement, (iv) the filing of the Certificate of Incorporation with the relevant state or national agency, and the filing of any other corporate documents with applicable state filing agencies applicable to the other Debtors, (v) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or “blue sky” laws in connection with the purchase of the Unsubscribed Shares by the Backstop Parties and the issuance of the Subscription Rights and the Rights Offering Shares pursuant to the exercise of the Subscription Rights and (vi) any other Applicable Consent the failure of which to obtain would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.08. Arm’s Length. The Company acknowledges and agrees that (a) each of the Backstop Parties is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the transactions contemplated hereby (including in connection with determining the terms of the Rights Offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any of its Subsidiaries and (b) no Backstop Party is advising the Company or any of its Subsidiaries as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.

Section 4.09. Financial Statements. The consolidated financial statements of the Company included or incorporated by reference in Forms 10-Q and 10-K filed by the Company with the SEC since the Petition Date (collectively, the “Financial Statements”), comply or when submitted or filed will comply, as the case may be, in all material respects with the applicable requirements of the Securities Act and the Exchange Act and present fairly or when submitted and filed will present fairly in all material respects the financial position, results of operations and cash flows of the Company and its consolidated subsidiaries, taken as a whole, as of the dates indicated and for the periods specified therein. The Financial Statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods and at the dates covered thereby (except, in the case of unaudited interim financial statements, as permitted by Form 10-Q of the SEC).

Section 4.10. Disclosure Statement and Company SEC Documents.

(a) The Disclosure Statement as approved by the Bankruptcy Court conformed in all material respects with Section 1125 of the Bankruptcy Code.

(b) Since December 31, 2015, the Company has filed all required reports, schedules, forms and statements with the SEC. As of its respective filing date (and as of the date of any amendment), each of the Company SEC Documents complied, and each Company SEC Document filed subsequent to the date hereof will comply, as to form in all material respects with the requirements of the Securities Act or the Exchange Act applicable to such Company SEC Documents.

(c) As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document filed pursuant to the Exchange Act did not, and each Company SEC Document filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(d) Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) There are no outstanding loans or other extensions of credit made by the Company or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company. The Company has not, since the enactment of the Sarbanes-Oxley Act, taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(f) Each of the principal executive officer and principal financial officer of the Company (or each former principal executive officer and principal financial officer of the Company, as applicable) have made all certifications required by Rule 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC and the New York Stock Exchange, and the statements contained in any such certifications are complete and correct.

(g) There are no securitization transactions and off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that existed or were effected by the Company or its Subsidiaries since December 31, 2015.

(h) Since December 31, 2015, there has been no transaction, or series of similar transactions, agreements, arrangements or understandings, nor is there any proposed transaction as of the date of this Agreement, or series of similar transactions, agreements, arrangements or understandings to which the Company or any of its Subsidiaries was or is to be a party, that would be required to be disclosed under Item 404 of Regulation S-K.

(i) The Company has filed with the SEC all “material contracts” (as such term is defined in Item 601(b)(10) of Regulation S-K) that are required to be filed as exhibits to the Company SEC Documents.

Section 4.11. No Undisclosed Material Liabilities. There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined or determinable, and there is no existing condition, situation or set of circumstances that would reasonably be expected to result in such a liability or obligation other than: (i) liabilities or obligations disclosed and provided for in the Company Balance Sheet or in the notes thereto; (ii) liabilities or obligations incurred in the ordinary course of business consistent with past practices since December 31, 2015; and (iii) liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.12. Absence of Certain Changes. From December 31, 2015 to the date hereof, no Event has occurred or exists that has, had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.13. No Violation; Compliance with Laws. (i) The Company is not in violation of its charter or bylaws in any material respect and (ii) no other Material Entity is in violation of its respective charter or bylaws or similar organizational document in any material respect. Neither the Company nor any of its Subsidiaries is or has been at any time since December 31, 2015, in violation of any Law or Order, except for any such violation that has not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There is and since December 31, 2015 has been no failure on the part of the Company to comply in all material respects with the Sarbanes-Oxley Act, and the rules and regulations promulgated by the SEC thereunder.

Section 4.14. Legal Proceedings. Other than the Chapter 11 Proceedings, any adversary proceedings or contested motions commenced in connection therewith and except as set forth in Section 4.14 of the Company Disclosure Schedule, there are no notices, claims, complaints, requests for information or legal, governmental or regulatory investigations, audits, actions, suits, arbitrations or proceedings (“Legal Proceedings”) pending or threatened to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is the subject that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.15. Labor Relations. (a) Except as set forth in Section 4.15 of the Company Disclosure Schedule, there is no labor or employment-related Legal Proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, by or on behalf of any of their respective employees or such employees’ labor organization, works council, workers’ committee, union representatives or any other type of employees’ representatives appointed for collective bargaining purposes (collectively “Employee Representatives”), or by any Governmental Entity, that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) There are no Collective Bargaining Agreements applicable to persons employed by the Company or any of its Subsidiaries in effect as of the date of this Agreement as of the date of this Agreement. In addition, there are no jurisdictions in which the employees of the Company or any of its Subsidiaries are represented by a works council or similar entity and, to the Knowledge of the Company, no union organizing efforts or Employee Representatives’ elections are underway or threatened with respect to any such employees. There is no strike, lockout, material labor dispute or, to the Knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any of its Subsidiaries, and, to the Knowledge of the Company, there has not been any such action within the past two (2) years. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its Subsidiaries is subject to any obligation (whether pursuant to Law or Contract) to notify, inform and/or consult with, or obtain consent from, any Employee Representative regarding the transactions contemplated by this Agreement prior to entering into this Agreement.

(c) Except as set forth in Section 4.15 of the Company Disclosure Schedule, the Company and each of its Subsidiaries has complied in all respects with its payment obligations to all employees of the Company and any of its Subsidiaries in respect of all wages, salaries, fees, commissions, bonuses, overtime pay, holiday pay, sick pay, benefits and all other compensation, remuneration and emoluments due and payable to such employees under any Company Plan or any applicable Collective Bargaining Agreement or Law, except to the extent that any noncompliance does not constitute or would not reasonably be expected to constitute, individually or in the aggregate, a Material Adverse Effect and, for the avoidance of doubt, except for any payments that are not permitted by the Bankruptcy Court or the Bankruptcy Code.

Section 4.16. Intellectual Property. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company and its Subsidiaries exclusively own, free and clear of all Liens (except for (1) Liens that are described in the Company SEC Documents filed prior to the date hereof, (2) Liens that are described in the Plan or the Disclosure Statement, (3) Permitted Liens or (4) Material Contracts), all of their (x) patents and registered Intellectual Property (and all applications therefor) and (y) proprietary unregistered Intellectual Property, and all of the items in clause (x) are subsisting, unexpired, valid and enforceable; (ii) no Intellectual Property owned by the Company or its Subsidiaries is being infringed, misappropriated or violated (“Infringe”) by any other Person; (iii) the conduct of the businesses of the Company and its Subsidiaries as presently conducted does not Infringe any Intellectual Property of any other Person and no Person has alleged same in writing, except for allegations that have since been resolved or in connection with the Chapter 11 Proceedings and any adversary proceedings or contested motions commenced in connection therewith; and (iv) the Company and its Subsidiaries take commercially reasonable actions to maintain and protect (a) the confidentiality of their trade secrets and confidential information and (b) the integrity, security and continuous operation of their material software, systems, websites and networks (and all data therein), and, in the one year prior to the date of this Agreement (or earlier, if any of same have not since been resolved in all material respects), there have been no outages, interruptions, or breaches of same.

Section 4.17. Title to Real and Personal Property. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a) Real Property. The Company or one of its Subsidiaries, as the case may be, has good and valid title in fee simple to each Owned Real Property, free and clear of all Liens, except for (i) Liens that are described in (x) the Company SEC Documents filed prior to the date hereof, (y) the Plan or (z) the Disclosure Statement or (ii) Permitted Liens.

(b) Leased Real Property. All Real Property Leases necessary for the operation of the Post-Effective Date Business are valid, binding and enforceable by and against the Company or its relevant Subsidiaries, and, to the Knowledge of the Company no written notice to terminate, in whole or part, any of such leases has been delivered to the Company or any of its Subsidiaries (nor, to the Knowledge of the Company, has there been any indication that any such notice of termination will be served). Other than as a result of the filing of the Chapter 11 Proceedings, neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party to any material Real Property Lease necessary for the operation of the Post-Effective Date Business is in default or breach under the terms thereof except for such instances of default or breach that do not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) Personal Property. The Company or one of its Subsidiaries has good title or, in the case of leased assets, a valid leasehold interest, free and clear of all Liens, to all of the tangible personal property and assets, except for (i) Liens that are described in (x) the Company SEC Documents filed prior to the date hereof, (y) the Plan or (z) the Disclosure Statement or (ii) Permitted Liens.

Section 4.18. No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its Subsidiaries, on the other hand, that is required by the Exchange Act to be described in the Company SEC Documents and that are not so described in the Company SEC Documents, except for the transactions contemplated by this Agreement.

Section 4.19. Licenses and Permits. The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate Governmental Entities that are necessary for the ownership or lease of their respective properties and the conduct of the Post-Effective Date Business, in each case, except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has received notice of any revocation or modification of any such license, certificate, permit or authorization or (ii) has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

Section 4.20. Environmental. (a) The Company and its Subsidiaries are, and have been, in compliance with all applicable Laws relating to the protection of the environment, natural resources (including wetlands, wildlife, aquatic and terrestrial species and vegetation) or of human health and safety, or to the management, use, transportation, treatment, storage, disposal or arrangement for disposal of Materials of Environmental Concern (collectively, “Environmental Laws”), except for such noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) The Company and its Subsidiaries (i) have received, possess and are in compliance with all permits, licenses, exemptions and other approvals required of them under applicable Environmental Laws to conduct their respective businesses (“Environmental Permits”), (ii) are not subject to any action to revoke, terminate, cancel, limit, amend or appeal any such Environmental Permits, and (iii) have paid all fees, assessments or expenses due under any such Environmental Permits, except for such failures to receive and comply with Environmental Permits, or any such actions, or failure to pay any such fees, assessments or expenses that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) Except with respect to matters that have been fully and finally settled or resolved, (i) there are no Legal Proceedings under any Environmental Laws pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, and, to the Knowledge of the Company, there are no such Legal Proceedings pending against any other Person that would reasonably be expected to materially adversely affect the Company or any of its Subsidiaries, and (ii) the Company and its Subsidiaries have not received notice of any actual or potential liability of the Company for the investigation, remediation or monitoring of any Materials of Environmental Concern at any location, or for any violation of Environmental Laws or Environmental Permits, where such Legal Proceedings or liability would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d) None of the Company or any of its Subsidiaries has entered into any consent decree, settlement or other agreement with any Governmental Entity, and none of the Company or its Subsidiaries is subject to any Order, in either case relating to any Environmental Laws, Environmental Permits or to Materials of Environmental Concern, except for such consent decrees, settlements, agreements or Orders that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(e) There has been no release, disposal or arrangement for disposal of any Materials of Environmental Concern relating to the Company, its Subsidiaries or any of their predecessors, or at, from or to any real property currently or formerly owned, leased or operated by the Company, its Subsidiaries or any of their predecessors, that would reasonably be expected to (i) give rise to any claim or Legal Proceeding, or to any liability, under any Environmental Law, or (ii) prevent the Company or any of its Subsidiaries from complying with applicable Environmental Laws or Environmental Permits, except for such claim, Legal Proceedings, liability or burden or non-compliance that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(f) Neither the Company nor any of its Subsidiaries has assumed or retained by Contract or operation of Law any liabilities of any other Person under Environmental Laws or concerning any Materials of Environmental Concern, where such assumption or acceptance of responsibility would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(g) There has been no environmental investigation, study, audit, test, review or other analysis conducted in relation to the current or prior business of the Company or any of its Subsidiaries or any real property or facility now or previously owned, leased or operated by the Company or any of its Subsidiaries describing any facts, circumstances, situations or sets of circumstances which could give rise to any claim or Legal Proceeding, or to any liability, under any Environmental Law or Environmental Permit, the written part of which has not been delivered to the Backstop Parties at least 10 days prior to the date hereof.

(h) None of the transactions contemplated under this Agreement will give rise to any obligations to obtain the consent of or provide notice to any Governmental Entity under any Environmental Laws or Environmental Permits.

Section 4.21. Tax Matters. (a) The Company and each of its Subsidiaries have timely filed or caused to be timely filed (taking into account any applicable extension of time within which to file) with the appropriate taxing authorities all material tax returns, statements, forms and reports (including elections, declarations, disclosures, schedules, estimates and information Tax Returns) for Taxes (“Tax Returns”) that are required to be filed by, or with respect to, the Company and its Subsidiaries. The Tax Returns accurately reflect all material liability for Taxes of the Company and its Subsidiaries, taken as a whole, for the periods covered thereby.

(b) All material Taxes and Tax liabilities shown due under the Tax Returns with respect to the income, assets or operations of the Company and its Subsidiaries for all taxable years or other taxable period or portion thereof that end on or before the Closing Date have been paid in full or will be paid in full pursuant to the Plan or, to the extent not yet due, have been accrued and fully provided for in accordance with GAAP, or will be provided for when required under GAAP on the financial statements of the Company included in the Company SEC Documents.

(c) Except for proofs of claim filed in connection with the Chapter 11 Proceedings, none of the Company and any of its Subsidiaries has received any written notices from any taxing authority relating to any issue that could materially affect the Company and its Subsidiaries, taken as a whole.

(d) All material Taxes that the Company and its Subsidiaries (taken as a whole) were (or was) required by Law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been duly withheld or collected, and have been timely paid to the proper authorities to the extent due and payable.

(e) Other than any Subsidiary of the Company that was directly or indirectly owned by Nabors Industries Ltd. prior to March 25, 2015, none of the Company and any of its Subsidiaries has been included in any “consolidated,” “unitary” or “combined” Tax Return provided for under any Law with respect to Taxes for any taxable period for which the statute of limitations has not expired (other than a group of which the Company and/or its current or past Subsidiaries are or were the only members).

(f) Other than the Separation Agreement dated March 24, 2015 among the Company and Nabors Industries Ltd. and the Tax Matters Agreement dated March 24, 2015 (the “Tax Matters Agreement”) among the Company and Nabors Industries Ltd., there are no tax sharing, indemnification or similar agreements in effect as between the Company or any of its Subsidiaries or any predecessor or Affiliate thereof and any other party (including any predecessors or Affiliates thereof) under which the Company or any of its Subsidiaries is a party to or otherwise bound by (other than such agreements (i) that are entered in the ordinary course of business or (ii) that are not expected to result in a liability for Taxes that is material to the Company and its Subsidiaries taken as a whole).

(g) Other than C&J Well Services, Inc., none of the Company and any of its Subsidiaries has been either a “distributing corporation” or a “controlled corporation” in a distribution occurring during the last five years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.

(h) Except as set forth in Section 4.21(h) of the Company Disclosure Schedule, no notice of any Tax Proceeding has been provided to, and no claim for indemnification of any Taxes has been asserted against, the Company or any of its Subsidiaries under the Tax Matters Agreement.

(i) There is no outstanding audit, assessment, dispute or claim concerning any material Tax liability of the Company and its Subsidiaries (taken as a whole) either to the Knowledge of the Company or claimed, pending or raised by an authority in writing, the resolution of which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(j) There are no material Liens with respect to Taxes upon any of the assets or properties of the Company and its Subsidiaries (taken as a whole), other than Permitted Liens.

Notwithstanding anything in this Section 4.21 to the contrary, any representations included in this Section 4.21 with respect to the Company or any of its Subsidiaries that were Subsidiaries of Nabors Industries Ltd. prior to March 24, 2015 are made subject to the Knowledge of the Company and are made only to the extent the Company does not have a right to indemnification under the Tax Matters Agreement. The representations and warranties made in this Section 4.21 and Section 4.22 are the only representations and warranties made by the Debtors with respect to matters related to Taxes.

Section 4.22. Company Plans. (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) each Company Plan (other than a Foreign Benefit Plan) (such plans, “U.S. Benefit Plans”) is in compliance with ERISA, the Code, other applicable Laws and its governing documents; (ii) each U.S. Benefit Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS, and, to the Knowledge of the Company, nothing has occurred that is reasonably likely to result in the loss of the qualification of such U.S. Benefit Plan under Section 401(a) of the Code or the imposition of any material liability, penalty or tax under ERISA or the Code; (iii) no “reportable event,” within the meaning of Section 4043 of ERISA has occurred or is expected to occur for any U.S. Benefit Plan covered by Title IV of ERISA other than as a result of the Chapter 11 Proceedings; (iv) all contributions required to be made under the terms of any U.S. Benefit Plan have been timely made or have been (A) reflected in the financial statements of the Company included in the Company SEC Documents filed prior to the date hereof or (B) described in the Plan or Disclosure Statement; and (v) no liability, claim, action, litigation, audit, examination, investigation or administrative proceeding has been made, commenced or, to the Knowledge of the Company, threatened in writing with respect to any U.S. Benefit Plan (other than (A) routine claims for benefits payable in the ordinary course, (B) otherwise in relation to the Chapter 11 Proceedings or (C) any that, individually, could not reasonably be expected to result in a liability of the Company or any of its Subsidiaries in excess of $50,000).

(b) No U.S. Benefit Plan (other than any “multiemployer plan” within the meaning of Section 3(37) of ERISA (a “Multiemployer Plan”)) subject to Section 412 of the Code or Section 302 of ERISA has failed to satisfy the minimum funding standard, within the meaning of Section 412 of the Code or Section 302 of ERISA, or obtained a waiver of any minimum funding standard and, within the past six (6) years, no U.S. Benefit Plan covered by Title IV of ERISA has been terminated and no proceedings have been instituted to terminate or appoint a trustee under Title IV of ERISA to administer any such Company Plan. Within the past six (6) years, neither the Company nor any of its Subsidiaries have incurred any unsatisfied liability under Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA by reason of being treated as a single employer together with any other Person under Section 4001 of ERISA or Section 414 of the Code.

(c) Within the past six (6) years, the Company and its Subsidiaries have not incurred any withdrawal liability with respect to a Multiemployer Plan under Subtitle E of Title IV of ERISA that has not been satisfied in full, and, to the Knowledge of the Company, no condition or circumstance exists that presents a reasonable risk of the occurrence of any other withdrawal from or the partition, termination, reorganization or insolvency of any such Multiemployer Plan.

(d) No U.S. Benefit Plan provides for post-employment or retiree health, life insurance or other welfare benefits, except for (A) death benefits, (B) benefits required by Section 4980B of the Code or similar Law, or (C) benefits for which the covered individual pays the full premium cost.

(e) Neither the execution of this Agreement, the Plan or the other Transaction Agreements, nor the consummation of the transactions contemplated hereby or thereby will (A) entitle any employees of the Company or any of its Subsidiaries to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (B) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any of the U.S. Benefit Plans, or (C) limit or restrict the right of the Company to merge, amend or terminate any of the U.S. Benefit Plans.

(f) The execution, delivery of and performance by the Company and its Subsidiaries of its obligations under this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) result in “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code or any payments under any other applicable Laws that would be treated in such similar nature to such section of the Code, with respect to any Company Plan that would be in effect immediately after the Closing.

(g) Except as required to maintain the tax-qualified status of any U.S. Benefit Plan intended to qualify under Section 401(a) of the Code, to the Knowledge of the Company, no condition or circumstance exists that would prevent the amendment or termination of any U.S. Benefit Plan other than a U.S. Benefit Plan between the Company or any of its Subsidiaries, on the one hand, and an individual employee or director thereof, on the other hand.

(h) Each Company Plan that is maintained outside the jurisdiction of the United States, or that covers any employee residing or working outside the United States (any such Company Plan, “Foreign Benefit Plans”), which, under the Laws of any jurisdiction outside of the United States, is required or approved by any Governmental Entity, has been so registered and approved and, to the Knowledge of the Company, has been maintained in good standing with applicable material requirements of the Governmental Entities, and if intended to qualify for special tax treatment, to the Knowledge of the Company, there are no existing circumstances or events that have occurred that could reasonably be expected to adversely affect the special tax treatment with respect to such Foreign Benefit Plans.

Section 4.23. Internal Control Over Financial Reporting. The Company has established and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company is not aware of any material weaknesses in its internal control over financial reporting.

Section 4.24. Disclosure Controls and Procedures. The Company (i) maintains disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) designed to ensure that information required to be disclosed by the Company in the reports that it files and submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including that information required to be disclosed by the Company in the reports that it files and submits under the Exchange Act is accumulated and communicated to management of the Company as appropriate to allow timely decisions regarding required disclosure, and (ii) has disclosed, based upon the most recent evaluation by the Chief Executive Officer and Chief Financial Officer of the Company of the Company’s internal control over financial reporting, to its auditors and the audit committee of the Board (A) all significant deficiencies and material weaknesses in the design or operation of the Company’s internal control over financial reporting which are reasonably likely to adversely affect its ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

Section 4.25. Material Contracts.

(a) All Material Contracts are valid, binding and enforceable by and against the Company or its relevant Subsidiary, except where the failure to be valid, binding or enforceable would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and no written notice to terminate, in whole or part, any Material Contract has been delivered to the Company or any of its Subsidiaries except where such termination would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Other than as a result of the filing of the Chapter 11 Proceedings, neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party to any Material Contract, is in default or breach under the terms thereof except, in each case, for such instances of default or breach that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. For purposes of this Agreement, “Material Contract” means any Contract necessary for the operation of the Post-Effective Date Business that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K or required to be disclosed on a Current Report on Form 8-K).

(b) Except as has not, had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its Subsidiaries is party to any contract, agreement, arrangement or understanding containing any provision or covenant limiting in any material respect the ability of the Company or any of its Subsidiaries (or, after the Effective Date) to (i) sell any products or services of or to any other Person or in any geographic region, (ii) engage in any line of business or (iii) compete with or to obtain products or services from any Person or limiting the ability of any Person to provide products or services to the Company or any of its Subsidiaries (or, after the Effective Date, Reorganized C&J Energy or its Subsidiaries) (each, a “Non-Competition Agreement”).

Section 4.26. No Unlawful Payments. Neither the Company nor any of its Subsidiaries nor any of their respective directors or officers nor, to the Knowledge of the Company, any of their respective employees, agents or other Person acting on behalf of the Company or any of its Subsidiaries, has in any material respect: (a) used any funds of the Company or any of its Subsidiaries for any unlawful contribution, gift, entertainment or other unlawful expense, in each case relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (d) made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment.

Section 4.27. Compliance with Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been at all times conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar Laws (collectively, the “Money Laundering Laws”) and no material action, suit or proceeding by or before any Governmental Entity or any arbitrator involving the Company or any of its Subsidiaries with respect to Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

Section 4.28. Compliance with Sanctions Laws. Neither the Company nor any of its Subsidiaries nor any of their respective directors, officers or employees nor, to the Knowledge of the Company, any agent or other Person acting on behalf of the Company or any of its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department. The Company will not directly or indirectly use the proceeds of the Rights Offering or the sale of the Unsubscribed Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person that, to the Knowledge of the Company, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

Section 4.29. No Broker’s Fees. Neither the Company nor any of its Subsidiaries is a party to any Contract with any Person (other than this Agreement) that would give rise to a valid claim against the Backstop Parties for a brokerage commission, finder’s fee or like payment in connection with the Rights Offering or the sale of the Unsubscribed Shares.

Section 4.30. No Registration Rights. Except as provided for pursuant to the Registration Rights Agreement, no Person has the right to require the Company or any of its Subsidiaries to register any securities for sale under the Securities Act.

Section 4.31. Takeover Statutes. No Takeover Statute is applicable to this Agreement, the Backstop Commitment and the other transactions contemplated by this Agreement.

Section 4.32. Insurance. All premiums due and payable in respect of material insurance policies maintained by the Company and its Subsidiaries have been paid. The Company reasonably believes that the insurance maintained by or on behalf of the Company and its Subsidiaries is adequate in all material respects. As of the date hereof, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received notice from any insurer or agent of such insurer with respect to any material insurance policies of the Company and its Subsidiaries of cancellation or termination of such policies, other than such notices which are received in the ordinary course of business or for policies that have expired on their terms, and except to the extent that such cancellation or termination would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.33. Disclosure Schedule, Disclosure Statement and Company SEC Document References.

(a) The parties hereto agree that any reference in a particular Section of the Company Disclosure Schedule shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) the representations and warranties (or covenants, as applicable) of the Company that are contained in the corresponding Section of this Agreement.

(b) The parties hereto agree that any information contained in any part of any Company SEC Document or Disclosure Statement shall only be deemed to be an exception to (or a disclosure for purposes of) the Company’s representations and warranties if the relevance of that information as an exception to (or a disclosure for purposes of) such representations and warranties would be reasonably apparent to a person who has read that information concurrently with such representations and warranties, without any independent knowledge on the part of the reader regarding the matters so disclosed; provided that in no event shall any information contained in any part of any Company SEC Document or Disclosure Statement entitled “Risk Factors” (or otherwise containing disclosure of risk factors or risks) or any part entitled “Forward-Looking Statements” (or otherwise containing any statements that are predictive, forward-looking or primarily cautionary in nature or do not specifically describe the facts, circumstances or conditions on which an alleged breach of the Company’s representations and warranties is based) be deemed to be an exception to (or a disclosure for purposes of) any representations and warranties of the Company contained in this Agreement.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE BACKSTOP PARTIES

Each Backstop Party represents and warrants, severally and not jointly, and as to itself only as set forth below:

Section 5.01. Incorporation. To the extent applicable, such Backstop Party is a legal entity duly organized, validly existing and, if applicable, in good standing (or the equivalent thereof) under the laws of its jurisdiction of incorporation or organization.

Section 5.02. Corporate Power and Authority. To the extent applicable, such Backstop Party has the requisite corporate, limited partnership or limited liability company power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary corporate, limited partnership or limited liability company action required for the due authorization, execution, delivery and performance by it of this Agreement.

Section 5.03. Execution and Delivery. This Agreement has been duly and validly executed and delivered by such Backstop Party and constitutes the valid and binding obligations of such Backstop Party, enforceable against such Backstop Party in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity whether applied in a court of law or a court of equity.

Section 5.04. No Conflict. Assuming that the consents referred to in clauses (i) and (ii) of Section 5.05 are obtained, the execution and delivery by such Backstop Party of this Agreement, the compliance by such Backstop Party with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein (i) will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result in the acceleration of, or the creation of any Lien under, any Contract to which such Backstop Party is a party or by which such Backstop Party is bound or to which any of the properties or assets of such Backstop Party are subject, (ii) will not result in any violation of the provisions of the certificate of incorporation or bylaws (or comparable constituent documents) of such Backstop Party and (iii) will not result in any material violation of any Law or Order applicable to such Backstop Party or any of its properties, except, in each of the cases described in clauses (i), (ii) and (iii), for any conflict, breach, violation, default, acceleration or Lien which would not reasonably be expected, individually or in the aggregate, to materially and adversely impact such Backstop Party’s performance of its obligations under this Agreement.

Section 5.05. Consents and Approvals. No consent, approval, authorization, order, registration or qualification of or with any Governmental Entity having jurisdiction over such Backstop Party or any of its properties is required for the execution and delivery by such Backstop Party of this Agreement, the compliance by such Backstop Party with all of the provisions hereof and the consummation of the transactions (including the purchase by such Backstop Party of its Backstop Commitment Percentage of the Unsubscribed Shares) contemplated herein, except (i) filings, if any, pursuant to the HSR Act and the expiration or termination of all applicable waiting periods thereunder or any applicable notification, authorization, approval or consent under any other Antitrust Laws in connection with the transactions contemplated by this Agreement, and (ii) any consent, approval, authorization, order, registration or qualification which, if not made or obtained, would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay or materially and adversely impact such Backstop Party’s performance of its obligations under this Agreement.

Section 5.06. No Registration. Such Backstop Party understands that the Unsubscribed Shares and any shares of New Common Stock issued to such Backstop Party in satisfaction of the Put Option Premium have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends on, among other things, the bona fide nature of the investment intent and the accuracy of such Backstop Party’s representations as expressed herein or otherwise made pursuant hereto.

Section 5.07. Purchasing Intent. Such Backstop Party is acquiring the Unsubscribed Shares for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities Laws, and such Backstop Party has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable securities Laws.

Section 5.08. Sophistication; Investigation. Such Backstop Party acknowledges that the Unsubscribed Shares and any shares of New Common Stock issued to such Backstop Party in satisfaction of the Put Option Premium have not been registered pursuant to the Securities Act. Such Backstop Party has such knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of its investment in the Unsubscribed Shares being acquired hereunder. Such Backstop Party is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act and a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act. Such Backstop Party understands and is able to bear any economic risks associated with such investment (including the necessity of holding the Unsubscribed Shares for an indefinite period of time). Such Backstop Party has conducted and relied on its own independent investigation of, and judgment with respect to, the Company and its Subsidiaries and the advice of its own legal, tax, economic, and other advisors.

Section 5.09. No Broker’s Fees. Such Backstop Party is not a party to any Contract with any Person (other than this Agreement) that would give rise to a valid claim against the Company, for a brokerage commission, finder’s fee or like payment in connection with the Rights Offering or the sale of the Unsubscribed Shares.

Section 5.10. Votable Claims.

(a) Such Backstop Party or any of its Affiliates is the beneficial owner of, or the investment advisor or manager for the beneficial owner of, the aggregate principal amount of Votable Claims as set forth opposite such Backstop Party’s (or its Affiliate’s) name under the column titled “Beneficially Controlled Votable Claims” on Schedule 2 attached hereto (such Votable Claims, the “Beneficially Controlled Votable Claims”); and

(b) Such Backstop Party or the applicable Affiliate has the full power to vote, dispose of and compromise the aggregate principal amount of the Beneficially Controlled Votable Claims.

(c) Such Backstop Party has not entered into any other agreement to assign, sell, participate, grant, or otherwise transfer, in whole or in part, any portion of its right, title or interest in such Beneficially Controlled Votable Claims where such assignment, sale, participation, grant, conveyance or transfer would prohibit such Backstop Party from complying with the terms of this Agreement.

Section 5.11. Sufficiency of Funds. Such Backstop Party will have sufficient immediately available funds to make and complete the payment of the aggregate Purchase Price for its Backstop Commitment Percentage of the Unsubscribed Shares on the Funding Deadline.

Section 5.12. Arm’s Length. Such Backstop Party acknowledges and agrees that the Company is acting solely in the capacity of an arm’s length contractual counterparty to such Backstop Party with respect to the transactions contemplated hereby (including in connection with determining the terms of the Rights Offering).

ARTICLE 6

ADDITIONAL COVENANTS

Section 6.01. BCA Consummation Approval Order. The Company shall use its reasonable best efforts to (i) obtain the entry of the BCA Consummation Approval Order (ii) cause the BCA Consummation Approval Order and any incorporated orders to become final orders (including by requesting that such Orders be a final order immediately upon entry by the Bankruptcy Court pursuant to a waiver of Bankruptcy Rules 3020 and 6004(h), as applicable), in each case, as soon as reasonably practicable following the filing of the motion seeking entry of such orders (for the avoidance of doubt, entry of the BCA Consummation Approval Order will be sought at the confirmation hearing). The Company shall provide to each of the Backstop Parties and its counsel copies of the proposed BCA Consummation Approval Order (which may be incorporated into the Confirmation Order), and any incorporated orders, and a reasonable opportunity to review and comment on such orders prior to such orders being filed with the Bankruptcy Court, and such orders must be in form and substance acceptable to the Required Backstop Parties. Any amendments, modifications, changes or supplements to the BCA Consummation Approval Order or Confirmation Order, or any incorporated orders, shall be in form and substance acceptable to the Required Supporting Creditors.

Section 6.02. Confirmation Order; Plan and Disclosure Statement. The Debtors shall use their respective reasonable best efforts to obtain entry of the Confirmation Order. The Company shall provide to each of the Backstop Parties and its counsel a copy of any proposed amendment, modification or change to the Plan or Disclosure Statement (which amendments shall, in each case, be in form and substance acceptable to the Required Supporting Creditors) and a reasonable opportunity to review and comment on such documents. The Company shall provide to each of the Backstop Parties and its counsel a copy of the proposed Confirmation Order and a reasonable opportunity to review and comment on such order prior to such order being filed with the Bankruptcy Court, and such order must be in form and substance acceptable to the Required Supporting Creditors.

Section 6.03. Conduct of Business. (a) Except as explicitly set forth in this Agreement or otherwise contemplated by the Disclosure Statement and Plan or with the prior written consent of Required Backstop Parties, during the period from the date of this Agreement to the earlier of the Closing Date and the date on which this Agreement is terminated in accordance with its terms, the Company shall, and shall cause each of its Subsidiaries to carry on its business in the ordinary course and use commercially reasonable efforts to:

(i) preserve intact its present business and its Post-Effective Date Business;

(ii) maintain in effect all of its foreign, federal, state and local licenses, permits, consents, franchises, approvals and authorizations (except where the failure to do so would not individually, or in the aggregate, have a Material Adverse Effect);

(iii) keep available the services of its officers and key employees; and

(iv) preserve its relationships with material customers, suppliers, licensors, licensees, distributors and others having business dealings with the Company or its Subsidiaries in connection with the Post-Effective Date Business.

(b) Without limiting the generality of the foregoing, except as explicitly set forth in this Agreement or otherwise contemplated by the Disclosure Statement and Plan, the Company shall not, and shall not permit any of its Subsidiaries to, take any of the following actions without the prior written consent of the Required Backstop Parties:

(i) enter into any transaction that is material to the Post-Effective Date Business without the prior approval of the Required Backstop Parties other than transactions expressly contemplated by the RSA, the Plan, this Agreement, or any Order of the Bankruptcy Court;

(ii) enter into any transaction that is with any Person that, collectively with its Affiliates, including any Related Funds or any other investor acting in concert therewith, beneficially owns more than 10% of the equity in any Debtor (other than the Company and its Subsidiaries), including, without limitation, Nabors Industries Ltd. or its Affiliates or Subsidiaries;

(iii) amend its articles of incorporation, bylaws or other similar organizational documents (whether by merger, consolidation or otherwise) other than in connection with the New Organizational Documents;

(iv) incur any capital expenditures or any obligations or liabilities in respect thereof, other than within the ordinary course of business;

(v) acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses, other than in the ordinary course of business;

(vi) enter into, amend or modify in any material respect or terminate any Material Contract or otherwise waive, release or assign any material rights, claims or benefits of the Company or any of its Subsidiaries;

(vii) enter into any contract, agreement, arrangement or understanding that is a Non-Competition Agreement;

(viii) sell, lease or otherwise transfer, or create or incur any Lien on, any of the Company’s or its Subsidiaries’ assets, securities, properties, interests or businesses, other than (A) in the ordinary course of business, (B) the sale or other disposition of all or a portion of the business of Total E&S Inc. and (C) sales of assets, securities, properties, interests or businesses with a sale price (including any related assumed indebtedness) that does not exceed $250,000 individually or $25,000,000 in the aggregate;

(ix) other than in connection with actions permitted by Section 6.03(b)(iv) or Section 6.03(b)(v), make any loans, advances or capital contributions to, or investments in, any other Person, other than in the ordinary course of business;

(x) (A) unless required by contract, with respect to directors, officers or other executives or key employees of the Company or its Subsidiaries: (1) grant or increase any severance or termination pay (or amend any existing severance pay or termination arrangement) or (2) enter into any employment, deferred compensation or other similar agreement (or amend any such existing agreement); (B) increase benefits payable under any existing severance or termination pay policies; (C) increase compensation, bonus or other benefits except for increases in the ordinary course of business consistent with past practice for persons other than directors, officers or other executives or key employees of the Company or its Subsidiaries; or (D) terminate any officer, director or other executive or key employee of the Company or its Subsidiaries;

(xi) settle, or offer or propose to settle, (A) any material litigation, investigation, arbitration, proceeding or other claim involving or against the Company or any of its Subsidiaries, (B) any stockholder litigation or dispute against the Company or any of its officers or directors or (C) any litigation, arbitration, proceeding or dispute that relates to the transactions contemplated hereby; or

(xii) agree, resolve or commit to do any of the foregoing.

Section 6.04. Antitrust Approval.

(a) Each Party agrees to use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to consummate and make effective the transactions contemplated by this Agreement, the other Transaction Agreements and the Plan, including (i) if applicable, filing, or causing to be filed, the Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement with the Antitrust Division of the United States Department of Justice and the United States Federal Trade Commission and any filings under any other Antitrust Laws that are necessary to consummate and make effective the transactions contemplated by this Agreement as soon as reasonably practicable following the date hereof and (ii) promptly furnishing documents or information reasonably requested by any Antitrust Authority.

(b) The Company and each Backstop Party subject to an obligation pursuant to the Antitrust Laws to notify any transaction contemplated by this Agreement, the Plan or the other Transaction Agreements that has notified the Company in writing of such obligation (each such Backstop Party, a “Filing Party”) agree to reasonably cooperate with each other as to the appropriate time of filing such notification and its content. The Company and each Filing Party shall, to the extent permitted by applicable Law: (i) promptly notify each other of, and if in writing, furnish each other with copies of (or, in the case of material oral communications, advise each other orally of) any communications from or with an Antitrust Authority; (ii) not participate in any meeting with an Antitrust Authority unless it consults with each other Filing Party and the Company, as applicable, in advance and, to the extent permitted by the Antitrust Authority and applicable Law, give each other Filing Party and the Company, as applicable, a reasonable opportunity to attend and participate thereat; (iii) furnish each other Filing Party and the Company, as applicable, with copies of all correspondence, filings and communications between such Filing Party or the Company and the Antitrust Authority; (iv) furnish each other Filing Party with such necessary information and reasonable assistance as may be reasonably necessary in connection with the preparation of necessary filings or submission of information to the Antitrust Authority; and (v) not withdraw its filing, if any, under the HSR Act without the prior written consent of the Required Backstop Parties and the Company.

(c) Should a Filing Party be subject to an obligation under the Antitrust Laws to jointly notify with one or more other Filing Parties (each, a “Joint Filing Party”) a transaction contemplated by this Agreement, the Plan or the other Transaction Agreements, such Joint Filing Party shall promptly notify each other Joint Filing Party of, and if in writing, furnish each other Joint Filing Party with copies of (or, in the case of material oral communications, advise each other Joint Filing Party orally of) any communications from or with an Antitrust Authority.

(d) The Company and each Filing Party shall use commercially reasonable efforts to cause the waiting periods under the applicable Antitrust Laws to terminate or expire at the earliest possible date after the date of filing. The communications contemplated by this Section 6.04 may be made by the Company or a Filing Party on an outside counsel-only basis or subject to other agreed upon confidentiality safeguards. The obligations in this Section 6.04 shall not apply to filings, correspondence, communications or meetings with Antitrust Authorities unrelated to the transactions contemplated by this Agreement, the Plan and the other Transaction Agreements.

(e) Notwithstanding anything in this Agreement to the contrary, nothing shall require any Backstop Party or any of its Affiliates to (i) dispose of, license or hold separate any of its or its Subsidiaries’ or Affiliates’ assets, (ii) limit its freedom of action or the conduct of its or its Subsidiaries’ or Affiliates’ businesses or make any other behavioral commitments with respect to itself or any of its Subsidiaries or Affiliates, (iii) divest any of its Subsidiaries or its Affiliates, or (iv) commit or agree to any of the foregoing. Without the prior written consent of the Required Backstop Parties, neither the Company nor any of its Subsidiaries shall commit or agree to (i) dispose of, license or hold separate any of its assets or (ii) limit its freedom of action with respect to any of its businesses or commit or agree to any of the foregoing, in each case, in order to secure any necessary consent or approvals for the transactions contemplated hereby under the Antitrust Laws. Notwithstanding anything to the contrary herein, neither the Backstop Parties, nor any of their Affiliates, nor the Company or any of its Subsidiaries, shall be required as a result of this Agreement, to initiate any legal action against, or defend any litigation brought by, the United States Department of Justice, the United States Federal Trade Commission, or any other Governmental Entity in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding which would otherwise have the effect of preventing or materially delaying the transactions contemplated hereby, or which may require any undertaking or condition set forth in the preceding sentence.

Section 6.05. Financial Information. (a) At all times prior to the Closing Date, the Company shall deliver to counsel to each Backstop Party and to each Backstop Party that so requests, subject to appropriate assurance of confidential treatment, all statements and reports the Company is required to deliver to the DIP Facility Agent pursuant to Section 6.01 of the DIP Facility Loan Agreement, and, if applicable to the Exit Facility Agent pursuant to the comparable section of the Exit Facility Loan Agreement (the “Financial Reports”). Neither any waiver by the DIP Facility Lenders or, if applicable, the Exit Facility Lenders, of their right to receive the Financial Reports nor any amendment or termination of the Emergence Credit Facilities shall affect the Company’s obligation to deliver the Financial Reports to the Backstop Parties in accordance with the terms of this Agreement.

(b) Any report, financial statement, certificate or other written information furnished in connection with the DIP Facility Loan Agreement, including without limitation, Section 6.01 and Section 6.02 thereto, (i) shall be complete and correct in all material respects and shall be prepared in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods and (ii) shall be deemed to have been delivered in accordance with Section 6.05(a) on the date on which the Company provides written notice to the Backstop Parties that such information has been posted on the Company’s website on the internet at www.cjenergy.com or is available via the EDGAR system of the SEC on the internet (to the extent such information has been posted or is available as described in such notice).

Section 6.06. Alternate Transactions. (a) From the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms and the Closing Date, (i) the Company and its Subsidiaries shall, and shall instruct and direct their respective Representatives to, immediately cease and terminate any ongoing solicitation, discussions and negotiations with respect to any Alternate Transaction, and (ii) the Company and its Subsidiaries shall not, and the Company and its Subsidiaries shall instruct and direct their respective Representatives not to, directly or indirectly, initiate, solicit, engage in or participate in any discussions, inquiries or negotiations in connection with any proposal or offer relating to an Alternate Transaction, afford access to the business, properties, assets, books or records of or provide any non-public information relating to the Company or any of its Subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any Person that is seeking to make, or has made, an Alternate Transaction Proposal. It is agreed that any violation of the restrictions on the Company set forth in this Section 6.06(a) by the Company or any of its Subsidiaries or any Representative thereof shall be a material breach of this Section 6.06 by the Company.

(b) Notwithstanding the foregoing clause (a), if following the date of this Agreement (1) the Company or any of its Subsidiaries receives a bona fide unsolicited proposal or offer (whether written or unwritten) for an Alternate Transaction (an “Alternate Transaction Proposal”) from any Person not solicited by the Company or its Subsidiaries in violation of this Section 6.06 and (2) the Board has determined in good faith, after consultation with its outside counsel and independent financial advisor, that such Alternate Transaction Proposal, which must be in writing, constitutes, or could reasonably be expected to result in, a Superior Transaction and that failure of the Board to pursue such Alternate Transaction Proposal would reasonably be expected to result in a breach of the Board’s fiduciary duties under applicable Laws (a “Superior Proposal”), the Company may, in response to such Superior Proposal: (x) furnish non-public information in response to a request therefor by such Person if such Person has executed and delivered to the Company a confidentiality agreement (a copy of which shall be provided to each of the Backstop Parties within 24 hours of execution thereof) on terms no less favorable than any Backstop Party Confidentiality Agreement and if the Company also promptly (and in any event within 24 hours after the time such information is provided to such Person) makes such information available to the Backstop Parties, to the extent not previously provided to the Backstop Parties; and (y) engage or participate in discussions and negotiations with such Person regarding such Superior Proposal. The Company shall also notify the Backstop Parties promptly if the Board determines that an Alternate Transaction Proposal is a Superior Proposal no later than 24 hours following such determination.

(c) The Company shall notify the Backstop Parties promptly (and, in any event, within 24 hours) if any Alternate Transaction Proposals are received by, any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, it or its Subsidiaries or its or its Subsidiaries’ Representatives, indicating, in connection with such notice, the identity of the parties and the material terms and conditions of any Alternate Transaction Proposal (including, if applicable, copies of any and all written inquiries, requests, proposals or offers, including any draft of proposed agreements received or sent by the Company, also within 24 hours) and, thereafter, the Company shall keep the Backstop Parties reasonably informed of the status and terms of any such Alternate Transaction Proposals (including any amendments thereto) and the status of any such discussions or negotiations, including any change in the Company’s intentions as previously notified. None of the Company or any of its Subsidiaries shall, after the date of this Agreement, enter into any confidentiality or similar agreement that would prohibit it from providing such information to the Backstop Parties.

(d) Subject to the Company’s compliance with this Section 6.06, prior to the earlier of the occurrence of the Closing Date and the termination of this Agreement in accordance with its terms, the Board may approve a Superior Proposal not solicited in violation of this Section 6.06 that the Board has determined in good faith, after consultation with its outside legal counsel and its independent financial advisor, constitutes a Superior Transaction, if and only if, (1) prior to taking such action the Board determines in good faith, after consultation with its outside legal counsel, that failure to take such action would reasonably be expected to result in a breach of the directors’

fiduciary duties under applicable Laws; (2) the Board notifies the Backstop Parties in writing at least five (5) Business Days in advance that it intends to take such action or that the Company intends to terminate this Agreement pursuant to Section 9.01(f)(ii), which notice shall specify the identity of the Person making such Superior Proposal and all of the material terms and conditions of such Superior Proposal and attach the most current version of any proposed transaction agreement (and any related agreements) providing for such Superior Proposal; (3) after providing such notice and prior to taking any such action or terminating this Agreement pursuant to Section 9.01(f)(ii), the Company shall, and shall cause its Representatives to, negotiate in good faith with the Backstop Parties during the five (5) Business Day period to make such adjustments to the terms and conditions of this Agreement and the other Transaction Agreements as would permit the Board not to take such action or terminate this Agreement; and (4) following the end of such five (5) Business Day period, the Board shall have determined in good faith, after consultation with its outside legal counsel and independent financial advisor and after taking into account any changes to this Agreement and the other Transaction Agreements proposed by the Backstop Parties, that the Superior Proposal continues to constitute a Superior Transaction even if such changes proposed by the Backstop Parties were to be given effect.

(e) With respect to any Alternate Transaction that is premised, whether directly or indirectly, on one or more asset sales under Section 363 of the Bankruptcy Code or pursuant to a Chapter 11 plan, each Backstop Party and/or the respective agents under the Prepetition Credit Agreement (including the collateral agent under and as defined in the Prepetition Credit Agreement Documents) shall (in the manner provided for in the Prepetition Credit Agreement Documents) have the right to “credit bid” (whether pursuant to Section 363(k) of the Bankruptcy Code or otherwise) all (or such lesser portion as they may determine under the Prepetition Credit Agreement Documents) of the maximum amount of Lender Claims (including all principal, premium, interest (at the default rate to the extent applicable under the Prepetition Credit Agreement Documents and irrespective of whether permissible under the Bankruptcy Code), penalties, fees, charges, expenses, indemnifications, reimbursements, damages, and all other amounts and liabilities payable under the Prepetition Credit Agreement Documents) notwithstanding any provision of the Bankruptcy Code or any applicable Law (including Section 363(k) of the Bankruptcy Code) to the contrary, subject only to any applicable term or condition of the Prepetition Credit Agreement Documents, to the extent that such term or condition is found to be enforceable. The BCA Consummation Approval Order shall provide for the foregoing.

Section 6.07. Reasonable Best Efforts. (a) Without in any way limiting any other respective obligation of the Company or any Backstop Party in this Agreement, the Company shall use (and shall cause its Subsidiaries to use), and each Backstop Party shall use, reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement and the Plan, including using reasonable best efforts in:

(i) timely preparing and filing all documentation reasonably necessary to effect all necessary notices, reports and other filings of such Party and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or Governmental Entity;

(ii) defending any Legal Proceedings challenging this Agreement, the Plan or any other Transaction Agreement or the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining order entered by any Governmental Entity vacated or reversed; and

(iii) working together in good faith to finalize the New Warrants, Registration Rights Agreement and New Organizational Documents for timely inclusion in the Plan Supplement and filing with the Bankruptcy Court.

(b) Subject to applicable Laws relating to the exchange of information, the Backstop Parties and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other on all of the information relating to Backstop Parties or the Company, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the transactions contemplated by this Agreement or the Plan; provided, however, neither the Company nor the Backstop Parties are required to provide for review in advance declarations or other evidence submitted in connection with any filing with the Bankruptcy Court. In exercising the foregoing rights, each of the Company and the Backstop Parties shall act reasonably and as promptly as practicable.

(c) Nothing contained in this Section 6.07 shall limit the ability of any Backstop Party to consult with the Debtors, to appear and be heard, or to file objections, concerning any matter arising in the Chapter 11 Proceedings, so long as such consultation, appearance or objection is not inconsistent with such Backstop Party’s obligations under Section 6.08.

Section 6.08. Support of the Plan. Each Backstop Party agrees, severally and not jointly, that, prior to the earlier to occur of (x) the Closing Date and (y) the termination of this Agreement in accordance with its terms each Backstop Party will, and it will use its commercially reasonable efforts to cause its controlled Affiliates to: (a) timely vote or cause to be voted all of its Beneficially Controlled Votable Claims to accept the Plan by timely delivering a duly executed and completed ballot or ballots, as applicable, accepting the Plan; (b) not change or withdraw such vote or exercise (or cause or direct such vote or exercise to be changed or withdrawn); (c) consent to the treatment of its Beneficially Controlled Votable Claims and the treatment of all other claims against and equity interests in the Debtors as set forth in the Plan; and (d) not object to or otherwise commence any proceeding or take any other action opposing any of the terms of the Disclosure Statement or the Plan, unless, in each case, the Plan is modified in a manner that violates the terms of this Agreement or is inconsistent with the RSA.

Section 6.09. Transfers of Beneficially Controlled Votable Claims. (a) Beneficially Controlled Votable Claims may be freely transferred subject to the terms of the RSA; provided that if any Backstop Party (together with all of its Affiliates and Related Funds, collectively, the “Transferring Backstop Party”) agrees to Transfer any Eligible Claims in accordance with the terms and conditions hereof and such Transfer will result in such Transferring Backstop Party (together with its Affiliates and Related Funds) holding less in aggregate principal amount of Eligible Claims than such Transferring Backstop Party’s Trigger Amount after giving effect to such Transfer, such Transferring Backstop Party shall deliver written notice of such Transfer (a “Transfer Notice”) to the Company and each other Backstop Party (together with each other Backstop Party’s respective Affiliates and Related Funds, each a “Non-Transferring Backstop Party”) pursuant to Section 10.01, in each case within two (2) Business Days of the date of the agreement for such Transfer.

(b) If a Transfer Notice is required pursuant to Section 6.09(a), each Non-Transferring Backstop Party may elect, in its sole discretion, to assume its Assumable Share of the Assumable Amount of the Transferring Backstop Party’s Backstop Commitment within five (5) Business Days of receipt of the Transfer Notice. To the extent that not all Non-Transferring Backstop Parties have elected to assume their Assumable Share of the Assumable Amount, each Backstop Party that elected to assume its Assumable Share of the Assumable Amount may elect to assume the remaining portion of the Assumable Amount on a pro rata basis (determined by comparing the Backstop Commitment of each Backstop Party that elected to assume its Assumable Share at the time of such election against the aggregate Backstop Commitment of all the Backstop Parties so electing to assume such remaining portion). Any Backstop Commitment assumed by a Non-Transferring Backstop Party in accordance with this Section 6.09(b), shall be included, among other things, in the determination of (x) the Backstop Commitment Percentage of such Backstop Party for purposes of Section 3.01 and (y) the Backstop Commitment of such party for purposes of the definition of Required Backstop Parties. If any Backstop Party that is a Transferring Backstop Party no longer has any Backstop Commitment following a Transfer effected pursuant to this Section 6.09, it shall automatically cease to be a Party and will no longer have any rights as a Backstop Party (and, for the avoidance of doubt, shall not be entitled to receive any portion of the Put Option Premium).

(c) Each Backstop Party or Permitted Backstop Commitment Transferee agrees that any Transfer of any Beneficially Controlled Votable Claims or any other claims against or equity interests in the Debtors that does not comply with the terms and procedures set forth in Section 6.09 hereof shall be deemed void ab initio, and the Debtors shall have the right to avoid such Transfer. To the extent any Backstop Party or Permitted Backstop Commitment Transferee (i) beneficially acquires additional Votable Claims, (ii) beneficially holds or acquires any other claims against the Debtors or (iii) beneficially holds or acquires any equity interests in the Debtors, each such Backstop Party and Permitted Backstop Commitment Transferee agrees that such claims or equity interests shall be subject to Section 6.08 hereof.

Section 6.10. New Common Stock. The Company shall use its best efforts to obtain the listing of the New Common Stock for trading on a national securities exchange acceptable to the Required Backstop Parties as soon as practicable after the Effective Date.

Section 6.11. Registration Rights Agreement. The Plan will provide that from and after the Closing Date the Backstop Parties shall be entitled to certain registration rights pursuant to a registration rights agreement, in form and substance consistent with the terms set forth in Exhibit B attached hereto and otherwise acceptable to the Company and the Required Backstop Parties (the “Registration Rights Agreement”). A form of the Registration Rights Agreement shall be filed with the Bankruptcy Court as part of the Plan Supplement.

Section 6.12. Form D and Blue Sky. The Company shall timely file a Form D with the SEC with respect to the Unsubscribed Shares issued hereunder and, at the request of the Backstop Parties, any shares of New Common Stock that may be issued in satisfaction of the Put Option Premium as provided herein, to the extent required under Regulation D of the Securities Act and shall provide, upon request, a copy thereof to each Backstop Party. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify for sale or issuance to the Backstop Parties the Unsubscribed Shares issued hereunder pursuant to this Agreement and any shares of New Common Stock that may be issued in satisfaction of the Put Option Premium as provided herein under applicable securities and “blue sky” Laws of the states of the United States (or to obtain an exemption from such qualification) and any applicable foreign jurisdictions, and shall provide evidence of any such action so taken to the Backstop Parties on or prior to the Closing Date. The Company shall timely make all filings and reports relating to the offer and sale of the Unsubscribed Shares issued hereunder and any shares of New Common Stock that may be issued in satisfaction of the Put Option Premium as provided herein required under applicable securities and “blue sky” Laws of the states of the United States following the Closing Date. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 6.12.

Section 6.13. No Integration; No General Solicitation. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D promulgated under the Securities Act) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Rights Offering Shares, the Rights Offering and this Agreement in a manner that would require registration of the New Common Stock to be issued by the Company on the Effective Date under the Securities Act. None of the Company or any of its affiliates or any other Person acting on its or their behalf will solicit offers for, or offer or sell, any Rights Offering Shares by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D promulgated under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

Section 6.14. DTC Eligibility. Unless otherwise requested by the Required Backstop Parties, the Company shall use reasonable best efforts to promptly make, when applicable from time to time after the Closing, all Unlegended Shares eligible for deposit with The Depository Trust Company. “Unlegended Shares” means any shares of New Common Stock acquired by the Backstop Parties and their respective Affiliates and Related Funds pursuant to this Agreement and the Plan, including all shares issued to the Backstop Parties and their respective Affiliates in connection with the Rights Offering, that do not require, or are no longer subject to, the Legend.

Section 6.15. Use of Proceeds. The Debtors will apply the proceeds from the exercise of the Subscription Rights and the sale of the Unsubscribed Shares for the purposes identified in the Disclosure Statement and the Plan.

Section 6.16. Share Legend. Unsubscribed Shares issued hereunder acquired by the Backstop Parties (including any Related Fund) hereunder or in connection with the Rights Offering shall be represented by uncertificated shares, and such shares shall be subject to a restrictive notation (the “Legend”) in the stock ledger or other appropriate records maintained by the Company or agent substantially similar to the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [DATE OF ISSUANCE], HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.”

The Legend (for restrictive notation) set forth above shall be removed from the records at any time after the restrictions described in such Legend cease to be applicable. The Company may reasonably request such opinions, certificates or other evidence that such restrictions no longer apply.

Section 6.17. Internal Reorganization. The Company and its Subsidiaries shall consummate a corporate reorganization in connection with the Closing whereby Reorganized C&J Energy shall be a Delaware corporation. Such corporate reorganization shall be consummated pursuant to a reorganization step plan in form and substance acceptable to the Required Backstop Parties.

Section 6.18. Tax Treatment. The Company and each of the Backstop Parties hereby agrees to treat the rights and obligations arising under this Agreement, including the Put Option and the Put Option Premium, for U.S. federal income tax purposes as an option to sell property issued by each Backstop Party to the Company in consideration for the Put Option Premium.

ARTICLE 7

CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

Section 7.01. Conditions to the Obligation of the Backstop Parties. The obligations of each Backstop Party to consummate the transactions contemplated hereby shall be subject to (unless waived in accordance with Section 7.02) the satisfaction of the following conditions:

(a) Disclosure Statement Order. The Bankruptcy Court shall have entered the Disclosure Statement Order, such order shall be in full force and effect, and not subject to a stay.

(b) Bar Date Order; Occurrence of Bar Date.

(i) The Bankruptcy Court shall have entered an Order setting one or more bar dates (“Bar Dates”) with respect to the filing of all claims that arose prior to the Petition Date.

(ii) Any Bar Date set pursuant to the Order contemplated by Section 7.01(b)(i), other than any Bar Date in respect of claims of governmental units, shall have occurred.

(c) BCA Consummation Approval Order. The Bankruptcy Court shall have entered the BCA Consummation Approval Order (which may be the Confirmation Order), such order shall be in full force and effect, and not subject to a stay.

(d) Confirmation Order. The Bankruptcy Court shall have entered the Confirmation Order, such order shall be in full force and effect, and not subject to a stay.

(e) Plan. The Company and all of the other Debtors shall have complied, in all material respects, with the terms of the Plan that are to be performed by the Company and the other Debtors on or prior to the Effective Date and the conditions to the occurrence of the Effective Date set forth in the Plan shall have been satisfied or, with the prior written consent of the Required Backstop Parties, waived in accordance with the terms thereof and the Plan.

(f) Rights Offering. The Rights Offering shall have been conducted, in all material respects, in accordance with the Rights Offering Procedures Order and this Agreement, and the Rights Offering Expiration Time shall have occurred.

(g) Conditions to the Plan. The conditions to the occurrence of the Effective Date set forth in the Plan and the Confirmation Order shall have been satisfied or, with the prior written consent of the Required Backstop Parties, waived in accordance with the terms thereof and the Plan.

(h) Registration Rights Agreement. The Registration Rights Agreement shall have been executed and delivered by the Company and shall otherwise have become effective with respect to the Backstop Parties and the other parties thereto.

(i) Expense Reimbursement. The Debtors shall have paid all Expense Reimbursement accrued through the Closing Date pursuant to Section 3.03.

(j) Antitrust Approvals. All terminations or expirations of waiting periods imposed by any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement, including under the HSR Act and any other Antitrust Laws, shall have occurred and all other notifications, consents, authorizations and approvals required to be made or obtained from any Governmental Entity under any Antitrust Law shall have been made or obtained for the transactions contemplated by this Agreement.

(k) Consents. All governmental and third party notifications, filings, consents, waivers and approvals required for the consummation of the transactions contemplated by this Agreement and the Plan shall have been made or received.

(l) No Legal Impediment to Issuance. No Law or Order shall have been enacted, adopted or issued by any Governmental Entity that prohibits the implementation of the Plan or the transactions contemplated by this Agreement.

(m) Representations and Warranties.

(i) The representations and warranties of the Debtors contained in Section 4.12 and 4.31 shall be true and correct in all respects at and as of the Closing Date after giving effect to the Plan with the same effect as if made on and as of the Closing Date after giving effect to the Plan (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct only as of such time).

(ii) The representations and warranties of the Debtors contained in Sections 4.02, 4.03, 4.04, 4.05 and 4.06(ii) shall be true and correct in all material respects at and as of the Closing Date after giving effect to the Plan with the same effect as if made on and as of the Closing Date after giving effect to the Plan (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct only as of such time).

(iii) The other representations and warranties of the Debtors contained in this Agreement shall be true and correct (disregarding all materiality or Material Adverse Effect qualifiers) at and as of the Closing Date with the same effect as if made on and as of the Closing Date (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct only as of such time), except where the failure to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate a Material Adverse Effect.

(n) Covenants. The Debtors shall have performed and complied, in all material respects, with all of their respective covenants and agreements contained in this Agreement that contemplate, by their terms, performance or compliance prior to the Closing Date.

(o) Officer’s Certificate. The Backstop Parties shall have received on and as of the Closing Date a certificate of the chief executive officer or chief financial officer of the Company confirming that the conditions set forth in Section 7.01(m) and Section 7.01(n) have been satisfied.

(p) Material Adverse Change. (i) From December 31, 2015 to the Closing Date, there shall not have occurred, and there shall not exist, any Event that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) the Backstop Parties shall have received on and as of the Closing Date a certificate of the chief executive officer or chief financial officer of the Company confirming the same; provided that the condition in this Section 7.01(p) shall be deemed satisfied unless the Required Backstop Parties deliver a notice to the Company on or prior to the Closing Date stating that such condition has not been satisfied.

(q) Put Option. The Put Option shall have been exercised in accordance with Section 2.02.

Section 7.02. Waiver of Conditions to Obligation of Backstop Parties. All or any of the conditions set forth in Section 7.01 may only be waived in whole or in part with respect to all Backstop Parties by a written instrument executed by the Required Backstop Parties in their sole discretion and if so waived, all Backstop Parties shall be bound by such waiver; provided that notwithstanding the foregoing, the Required Backstop Parties desire to waive all or any of the conditions set forth in Section 7.01 (such Required Backstop Parties, the “Waiving Backstop Parties”) may require any other Backstop Parties that are not willing to waive the applicable conditions (the “Non-Waiving Backstop Parties”), and such Non-Waiving Backstop Parties shall upon written request by the Waiving Backstop Parties be so required, to transfer and assign to the Waiving Backstop Parties all of the Non-Waiving Backstop Parties’ Backstop Commitment in accordance with the Waiving Backstop Parties’ pro rata share (based on the aggregate Backstop Commitments of the Waiving Backstop Parties) of the Non-Waiving Backstop Parties’ Backstop Commitment or as otherwise reasonably agreed upon by such Waiving Backstop Parties.

Section 7.03. Conditions to the Obligation of the Company. The obligation of the Company and the other Debtors to consummate the transactions contemplated hereby with any Backstop Party is subject to (unless waived by the Company) the satisfaction of each of the following conditions:

(a) Disclosure Statement Order. The Bankruptcy Court shall have entered the Disclosure Statement Order, such order shall be in full force and effect, and not subject to a stay.

(b) BCA Consummation Approval Order. The Bankruptcy Court shall have entered the BCA Consummation Approval Order (which may be the Confirmation Order), such order shall be in full force and effect, and not subject to a stay.

(c) Confirmation Order. The Bankruptcy Court shall have entered the Confirmation Order, such order shall be in full force and effect, and not subject to a stay.

(d) Conditions to the Plan. The conditions to the occurrence of the Effective Date as set forth in the Plan and in the Confirmation Order shall have been satisfied or waived in accordance with the terms thereof and the Plan.

(e) Antitrust Approvals. All terminations or expirations of waiting periods imposed by any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement, including under the HSR Act and any other Antitrust Laws, shall have occurred and all other notifications, consents, authorizations and approvals required to be made or obtained from any Governmental Entity under any Antitrust Law shall have been made or obtained for the transactions contemplated by this Agreement.

(f) No Legal Impediment to Issuance. No Law or Order shall have been enacted, adopted or issued by any Governmental Entity that prohibits the implementation of the Plan or the transactions contemplated by this Agreement.

(g) Representations and Warranties. The representations and warranties of each Backstop Party contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same effect as if made on and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct in all material respects only as of the specified date).

(h) Covenants. The applicable Backstop Party shall have performed and complied, in all material respects, with all of its covenants and agreements contained in this Agreement and in any other document delivered pursuant to this Agreement.

ARTICLE 8

INDEMNIFICATION AND CONTRIBUTION

Section 8.01. Indemnification Obligations. Following the entry of the BCA Consummation Approval Order, the Company and the other Debtors (the “Indemnifying Parties” and each an “Indemnifying Party”) shall, jointly and severally, indemnify and hold harmless each Backstop Party, its Affiliates, shareholders, members, partners and other equity holders, general partners, managers and its and their respective Representatives, agents and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and costs and expenses (other than Taxes of the Backstop Parties except to the extent otherwise provided for in this Agreement, including the last sentence of Section 2.05(c)) (collectively, “Losses”) that any such Indemnified Person may incur or to which any such Indemnified Person may become subject arising out of or in connection with this Agreement, the RSA, the Chapter 11 Proceedings or any other similar claims and related litigation, the Plan and the transactions contemplated hereby and thereby, including the Backstop Commitments, the Rights Offering, the payment of the Put Option Premium or the use of the proceeds of the Rights Offering, or any breach by the Debtors of any representation, warranty, covenant, obligation or other provision of this Agreement, or any claim, challenge, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Person is a party thereto, whether or not such proceedings are brought by the Company, the other Debtors, their respective equity holders, Affiliates, creditors or any other Person, and reimburse each Indemnified Person upon demand for reasonable and documented (subject to redaction to preserve attorney client and work product privileges) legal or other third-party expenses incurred in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuit, investigation, claim or other proceeding relating to any of the foregoing (including in connection with the enforcement of the indemnification obligations set forth herein), irrespective of whether or not the transactions contemplated by this Agreement or the Plan are consummated or whether or not this Agreement is terminated; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to Losses (a) as to a Defaulting Backstop Party and its Related Parties, caused by a Backstop Party Default by such Backstop Party, or (b) to the extent they are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the willful misconduct or gross negligence of such Indemnified Person.

Section 8.02. Indemnification Procedure. Promptly after receipt by an Indemnified Person of notice of the commencement of any claim, challenge, litigation, investigation or proceeding (an “Indemnified Claim”), such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Party in respect thereof, notify the Indemnifying Party in writing of the commencement thereof; provided that (i) the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure and (ii) the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have to such Indemnified Person otherwise than on account of this Article 8. In case any such Indemnified Claims are brought against any Indemnified Person and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof or participation therein, with counsel reasonably acceptable to such Indemnified Person; provided that if the parties (including any impleaded parties) to any such Indemnified Claims include both such Indemnified Person and the Indemnifying Party and based on advice of such Indemnified Person’s counsel there are legal defenses available to such Indemnified Person that are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Indemnified Claims. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election to so assume the defense of such Indemnified Claims with counsel reasonably acceptable to the Indemnified Person, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof (other than reasonable costs of investigation) unless (A) such Indemnified Person shall have employed separate counsel (in addition to any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood that all such expenses shall be reimbursed as they occur), (B) the Indemnifying Party shall not have employed counsel reasonably acceptable to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice of commencement of the Indemnified Claims, (C) the Indemnifying Party shall have failed or is failing to defend such claim, and is provided written notice of such failure by the Indemnified Person and such failure is not reasonably cured within ten (10) Business Days of receipt of such notice, or (D) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person.

Section 8.03. Settlement of Indemnified Claims. The Indemnifying Party shall not be liable for any settlement of any Indemnified Claims effected without its written consent (which consent shall not be unreasonably withheld). If any settlement of any Indemnified Claims is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Indemnified Claims, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all Losses by reason of such settlement or judgment to the extent such Losses are otherwise subject to indemnification by the Indemnifying Party hereunder in accordance with, and subject to the limitations of, the provisions of this Article 8. Notwithstanding anything in this Article 8 to the contrary, if at any time an Indemnified Person shall have requested the Indemnifying Party to reimburse such Indemnified Person for legal or other expenses in connection with investigating, responding to or defending any Indemnified Claims as contemplated by this Article 8, the Indemnifying Party shall be liable for any settlement of any Indemnified Claims effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by the Indemnifying Party of such request for reimbursement and (ii) the Indemnifying Party shall not have reimbursed such Indemnified Person in accordance with such request prior to the date of such settlement. The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall be granted or withheld in the Indemnified Person’s sole discretion), effect any settlement of any pending or threatened Indemnified Claims in respect of which indemnity or contribution has been sought hereunder by such Indemnified Person unless (A) such settlement includes an unconditional release of such Indemnified Person in form and substance acceptable to such Indemnified Person from all liability on the claims that are the subject matter of such Indemnified Claims and (B) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

Section 8.04. Contribution. If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless from Losses that are subject to indemnification pursuant to Section 8.01, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such Loss in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, but also the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, as well as any relevant equitable considerations. It is hereby agreed that the relative benefits to the Indemnifying Party, on the one hand, and all Indemnified Persons, on the other hand, shall be deemed to be in the same proportion as (a) the total value received or proposed to be received by the Company pursuant to the issuance and sale of the Unsubscribed Shares and the Rights Offering Shares in the Rights Offering contemplated by this Agreement and the Plan bears to (b) the Put Option Premium paid or proposed to be paid to the Backstop Parties. The Indemnifying Parties also agree that no Indemnified Person shall have any liability based on their comparative or contributory negligence or otherwise to the Indemnifying Parties, any Person asserting claims on behalf of or in right of any of the Indemnifying Parties, or any other Person in connection with an Indemnified Claim.

Section 8.05. Treatment of Indemnification Payments. All amounts paid by the Indemnifying Party to an Indemnified Person under this Article 8 shall, to the extent permitted by applicable Law, be treated as adjustments to the Purchase Price for all Tax purposes. The provisions of this Article 8 are an integral part of the transactions contemplated by this Agreement and without these provisions the Backstop Parties would not have entered into this Agreement, and the obligations of the Company under this Article 8 shall constitute allowed administrative expenses of the Debtors’ estate under Sections 503(b) and 507 of the Bankruptcy Code and are payable without further Order of the Bankruptcy Court, and the Company may comply with the requirements of this Article 8 without further Order of the Bankruptcy Court.

Section 8.06. No Survival. All representations, warranties, covenants and agreements made in this Agreement shall not survive the Closing Date except for covenants and agreements that by their terms are to be satisfied after the Closing Date, which covenants and agreements shall survive until satisfied in accordance with their terms. Notwithstanding the foregoing, the indemnification and other obligations of the Company pursuant to this Article 8 and the other obligations set forth in Section 9.02 shall survive the Closing Date until the latest date permitted by applicable Law and, if applicable, be assumed by Reorganized C&J and its Subsidiaries.

ARTICLE 9

TERMINATION

Section 9.01. Termination Rights. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date (including at any time prior to entry of the BCA Consummation Approval Order and the Confirmation Order):

(a) by mutual written consent of the Company and the Required Backstop Parties;

(b) pursuant to Section 2.03(a), by (x) the Company by written notice to each Backstop Party or (y) the Required Backstop Parties by written notice to the Company;

(c) by the Company by written notice to each Backstop Party or by the Required Backstop Parties by written notice to the Company if any Law or Order shall have been enacted, adopted or issued by any Governmental Entity, that prohibits the implementation of the Plan or the Rights Offering or the transactions contemplated by this Agreement or the other Transaction Agreements;

(d) by the Required Backstop Parties upon written notice to the Company if:

(i) the Bankruptcy Court has not entered the BCA Consummation Approval Order on or prior to February 28, 2017 (it being understood that this Agreement will not be binding on the Company until the entry of the BCA Consummation Approval Order);

(ii) either of the BCA Consummation Approval Order or the Confirmation Order is reversed, dismissed or vacated or is modified or amended after entry in a manner that is not acceptable to the Required Backstop Parties;

(iii) (A) the Debtors file any pleading or document with the Bankruptcy Court with respect to an Alternate Transaction, (B) the Bankruptcy Court approves or authorizes an Alternate Transaction at the request of any party in interest, (C) there shall have been a Change of Recommendation or (D) the Company or any of its Subsidiaries enters into any Contract or written agreement in principle providing for the consummation of any Alternate Transaction (such Contract or written agreement in principle, an “Alternate Transaction Agreement”), or (E) there has been a public announcement of any of the foregoing;

(iv) the Company or the other Debtors shall have breached any representation, warranty, covenant or other agreement made by the Company or the other Debtors in this Agreement or any such representation and warranty shall have become inaccurate after the date of this Agreement, and such breach or inaccuracy would, individually or in the aggregate, result in a failure of a condition set forth in Section 7.01(m) or Section 7.01(n), if continuing on the Closing Date, being satisfied and such breach or inaccuracy is not cured by the Company or the other Debtors by the earlier of (A) the tenth (10th) Business Day after the giving of notice thereof to the Company by any Backstop Party and (B) the third (3rd) Business Day prior to the Outside Date; provided that the Backstop Parties shall not have the right to terminate this Agreement pursuant to this Section 9.01(d)(iv) if they are then in breach of any representation, warranty, covenant or other agreement hereunder that would result in the failure of any condition set forth in Section 7.03 being satisfied;

(v) the Company shall have materially breached its obligations under Section 6.06 of this Agreement;

(vi) the RSA has been terminated in accordance with its terms or through a willful or material breach by the Company or the other Debtors of their obligations under the RSA;

(vii) a DIP Facility Event of Default has occurred and is continuing without waiver or not subject to forbearance for more than three (3) Business Days;

(viii) any of the Chapter 11 Proceedings shall have been dismissed or converted to a case under chapter 7 of the Bankruptcy Code, or the Bankruptcy Court has entered an Order in any of the Chapter 11 Proceedings appointing an examiner or trustee with expanded powers to oversee or operate the Debtors in the Chapter 11 Proceedings; or

(ix) any facts, conditions, situations or sets of circumstances occur or exist which could, individually or in the aggregate, reasonably be expected to result in or give rise to Material Environmental Liability;

(e) by any Backstop Party (other than a Defaulting Backstop Party) if the Closing Date has not occurred by 11:59 p.m., New York City time on February 28, 2017 (the “Outside Date”); provided that the Outside Date may be waived or extended with the prior written consent of the Required Backstop Parties; provided further that upon the occurrence of a Backstop Party Default, the Outside Date shall be extended in accordance with Section 2.03(a); provided further that if the Closing Date has not occurred by 11:59 p.m., New York City time on July 8, 2017, any Backstop Party may terminate the rights and obligations solely of such Backstop Party under this Agreement, which termination shall not otherwise affect any rights and obligations of, or terminate this Agreement with respect to, any other Backstop Party under this Agreement; or

(f) by the Company upon written notice to each Backstop Party if:

(i) subject to the right of the Backstop Parties to arrange a Backstop Party Replacement in accordance with Section 2.03(a), any Backstop Party shall have breached any representation, warranty, covenant or other agreement made by such Backstop Party in this Agreement or any such representation and warranty shall have become inaccurate after the date of this Agreement, and such breach or inaccuracy would, individually or in the aggregate, result in a failure of a condition set forth in Section 7.03(g) or Section 7.03(h), if continuing on the Closing Date, being satisfied and such breach or inaccuracy is not cured by such Backstop Party by the earlier of (1) the tenth (10th) Business Day after the giving of notice thereof to such Backstop Party by the Company and (2) the third (3rd) Business Day prior to the Outside Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.01(f) if it is then in breach of any representation, warranty, covenant or other agreement hereunder that would result in the failure of any condition set forth in Section 7.01 being satisfied; or

(ii) the Company or any of its Subsidiaries enters into any Alternate Transaction Agreement, the Bankruptcy Court approves or authorizes an Alternate Transaction at the request of the Company or any of its Subsidiaries or any Affiliate of the Company files a motion to propose or approve any actual or proposed Alternate Transaction (or any public announcement of the foregoing); provided that the Company may only terminate this Agreement pursuant to this Section 9.01(f)(ii) if the Company has not breached any of its obligations under Section 6.06.

Section 9.02. Effect of Termination.

(a) Upon termination pursuant to this Article 9, this Agreement shall forthwith become void and there shall be no further obligations or liabilities on the part of the Debtors or the Backstop Parties; provided that (i) the obligations of the Debtors to pay the Expense Reimbursement pursuant to Article 3, to satisfy their indemnification obligations pursuant to Article 8, and to pay the Put Option Premium pursuant to Section 9.02(b) shall survive the termination of this Agreement indefinitely and shall remain in full force and effect, (ii) the provisions set forth in Article 10 shall survive the termination of this Agreement in accordance with their terms and (iii) subject to Section 10.10 and Section 2.03(d), nothing in this Section 9.02 shall relieve any Party from liability for any willful or intentional breach of this Agreement. For purposes of this Agreement, “willful or intentional breach” shall mean a breach of this Agreement that is a consequence of an act undertaken by the breaching party with the knowledge (actual or constructive) that the taking of such act would, or would reasonably be expected to, cause a breach of this Agreement.

(b) Upon termination of this Agreement pursuant to Section 9.01 (other than any termination of this Agreement pursuant to Section 9.01(a), Section 9.01(b) or Section 9.01(f)(i)), the Debtors shall pay cash in the amount of the Put Option Premium to the Backstop Parties or their designees based upon their respective Backstop Commitment Percentages, by wire transfer of immediately available funds to such accounts as the Required Backstop Parties may designate, within two (2) Business Days of such termination.

ARTICLE 10

GENERAL PROVISIONS

Section 10.01. Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via electronic facsimile or e-mail, mailed by registered or certified mail (return receipt requested) or delivered by an express courier to the Parties, and shall be deemed effective when received, at the following addresses (or at such other address for a Party as will be specified by like notice):

(a) If to the Company:

C&J Energy Services Ltd.

3990 Rogerdale Road

Houston, Texas 77042

Attention: General Counsel

E-mail address: danielle.hunter@cjes.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

600 Travis Street, Suite 3300

Houston, Texas 77002

Attention: Matthew R. Pacey, P.C.

E-mail address: matt.pacey@kirkland.com

(b) If to a Backstop Party:

To the address set forth on such Backstop Party’s signature page with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention: Timothy Graulich, Stephen Salmon

E-mail addresses: timothy.graulich@davispolk.com,

stephen.salmon@davispolk.com

or such other address as may have been furnished by a Party to each of the other Parties by notice given in accordance with the requirements set forth above.

Any notice given by personal delivery, mail, facsimile, e-mail or courier shall be effective when received.

Section 10.02. Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any Party (whether by operation of Law or otherwise) without the prior written consent of the Company and the Backstop Parties, other than an assignment by a Backstop Party expressly permitted by Section 2.03, 2.06, 6.08, 6.09, 7.02 or 10.07 or any other provision of this Agreement and any purported assignment in violation of this Section 10.02 shall be void ab initio. Except as provided in Article 8 with respect to the Indemnified Persons, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person other than the Parties any rights or remedies under this Agreement.

Section 10.03. Prior Negotiations; Entire Agreement.

(a) This Agreement (including the agreements attached as Exhibits to and the documents and instruments referred to in this Agreement) constitutes the entire agreement of the Parties and supersedes all prior agreements, arrangements or understandings, whether written or oral, among the Parties with respect to the subject matter of this Agreement, except that the Parties hereto acknowledge that any Backstop Party Confidentiality Agreements heretofore executed will continue in full force and effect.

(b) Notwithstanding anything to the contrary in the Plan (including any amendments, supplements or modifications thereto) or the Confirmation Order (and any amendments, supplements or modifications thereto) or an affirmative vote to accept the Plan submitted by any Backstop Party, nothing contained in the Plan (including any amendments, supplements or modifications thereto) or Confirmation Order (including any amendments, supplements or modifications thereto) shall alter, amend or modify the rights of the Backstop Parties under this Agreement unless such alteration, amendment or modification has been made in accordance with Section 10.07.

Section 10.04. Governing Law; Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE. THE PARTIES CONSENT AND AGREE THAT ANY ACTION TO ENFORCE THIS AGREEMENT OR ANY DISPUTE, WHETHER SUCH DISPUTES ARISE IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY SHALL BE BROUGHT EXCLUSIVELY IN THE BANKRUPTCY COURT. THE PARTIES CONSENT TO AND AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT. EACH OF THE PARTIES HEREBY WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE BANKRUPTCY COURT, (II) SUCH PARTY AND SUCH PARTY’S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY THE BANKRUPTCY COURT OR (III) ANY LITIGATION OR OTHER PROCEEDING COMMENCED IN THE BANKRUPTCY COURT IS BROUGHT IN AN INCONVENIENT FORUM. THE PARTIES HEREBY AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING TO AN ADDRESS PROVIDED IN WRITING BY THE RECIPIENT OF SUCH MAILING, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF AND HEREBY WAIVE ANY OBJECTIONS TO SERVICE ACCOMPLISHED IN THE MANNER HEREIN PROVIDED.

Section 10.05. Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY JURISDICTION IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE AMONG THE PARTIES UNDER THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE.

Section 10.06. Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to each other Party (including via facsimile or other electronic transmission), it being understood that each Party need not sign the same counterpart.

Section 10.07. Waivers and Amendments; Rights Cumulative. This Agreement may be amended, restated, modified, or changed only by a written instrument signed by the Debtors and the Required Backstop Parties (other than a Defaulting Backstop Party); provided that each Backstop Party’s prior written consent shall be required for any amendment that would have the effect of: (i) modifying such Backstop Party’s Backstop Commitment Percentage, (ii) increasing the Purchase Price to be paid in respect of the Unsubscribed Shares, (iii) changing the terms of or conditions to the payment of the Put Option Premium; (iv) changing any termination rights as set forth in Article 9, (v) changing any provision of this Section 10.07, (vi) changing any provision of the definition of “Required Backstop Parties” or (vii) otherwise disproportionately or materially adversely affecting such Backstop Party. The terms and conditions of this Agreement (other than the conditions set forth in Sections 7.01 and 7.03, the waiver of which shall be governed solely by Article 7) may be waived (x) by the Debtors only by a written instrument executed by the Company and (y) by the Required Backstop Parties only by a written instrument executed by all of the Required Backstop Parties. Notwithstanding anything to the contrary contained in this Agreement, the Backstop Parties may agree, among themselves, to reallocate their Backstop Commitment Percentages, without any consent or approval of any other Party; provided, however, for the avoidance of doubt any such agreement among the Backstop Parties shall require the prior written consent or approval of all Backstop Parties affected by such reallocation. No delay on the part of any Party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any Party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. Except as otherwise provided in this Agreement, the rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any Party otherwise may have at law or in equity.

Section 10.08. Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

Section 10.09. Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions without the necessity of posting a bond to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Unless otherwise expressly stated in this Agreement, no right or remedy described or provided in this Agreement is intended to be exclusive or to preclude a Party from pursuing other rights and remedies to the extent available under this Agreement, at law or in equity.

Section 10.10. Damages. Notwithstanding anything to the contrary in this Agreement, none of the Parties will be liable for, and none of the Parties shall claim or seek to recover, any punitive, special, indirect or consequential damages or damages for lost profits.

Section 10.11. No Reliance. No Backstop Party or any of its Related Parties shall have any duties or obligations to the other Backstop Parties in respect of this Agreement, the Plan or the transactions contemplated hereby or thereby, except those expressly set forth herein. Without limiting the generality of the foregoing, (a) no Backstop Party or any of its Related Parties shall be subject to any fiduciary or other implied duties to the other Backstop Parties, (b) no Backstop Party or any of its Related Parties shall have any duty to take any discretionary action or exercise any discretionary powers on behalf of any other Backstop Party, (c) (i) no Backstop Party or any of its Related Parties shall have any duty to the other Backstop Parties to obtain, through the exercise of diligence or otherwise, to investigate, confirm, or disclose to the other Backstop Parties any information relating to the Company or any of its Subsidiaries that may have been communicated to or obtained by such Backstop Party or any of its Affiliates in any capacity and (ii) no Backstop Party may rely, and confirms that it has not relied, on any due diligence investigation that any other Backstop Party or any Person acting on behalf of such other Backstop Party may have conducted with respect to the Company or any of its Affiliates or any of their respective securities and (d) each Backstop Party acknowledges that no other Backstop Party is acting as a placement agent, initial purchaser, underwriter, broker or finder with respect to its Unsubscribed Shares or Backstop Commitment Percentage of its Backstop Commitment.

Section 10.12. Publicity. At all times prior to the Closing Date or the earlier termination of this Agreement in accordance with its terms, the Company and the Backstop Parties shall consult with each other prior to issuing any press releases (and provide each other a reasonable opportunity to review and comment upon such release) or otherwise making public announcements with respect to the transactions contemplated by this Agreement.

Section 10.13. Settlement Discussions. This Agreement and the transactions contemplated herein are part of a proposed settlement of a dispute between the Parties. Nothing herein shall be deemed an admission of any kind. Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding, except to the extent filed with, or disclosed to, the Bankruptcy Court in connection with the Chapter 11 Proceedings (other than a proceeding to approve or enforce the terms of this Agreement).

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

C&J ENERGY SERVICES LTD.

By:	/s/ Danielle Hunter
Name: Danielle Hunter
Title: Executive Vice President and General Counsel

[Signature Page to Backstop Commitment Agreement]

Schedule 1

Backstop Commitment Percentages

Schedule 2

Beneficially Controlled Votable Claims

Exhibit A

Form of Joinder Agreement

JOINDER AGREEMENT

Reference is made to the Backstop Commitment Agreement, dated as of December 6, 2016 (as amended from time to time, the “Agreement”) among C&J Energy Services Ltd. and the Backstop Parties party thereto. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

The undersigned hereby confirms that all of the representations and warranties in Article 5 of the Agreement are accurate and agrees to be bound by all of the obligations of the Backstop Parties set forth in the Agreement, including Section 6.08 and Section 6.09 thereto, as if it were an original party thereto.

Sections 10.04 and 10.05 of the Agreement are hereby incorporated herein as if set forth herein in their entirety.

IN WITNESS WHEREOF, the undersigned has caused this joinder agreement to be duly executed and delivered as of [DATE].

[ ]

By:

By:
Name:
Title:

Exhibit B

Form of Registration Rights Agreement

The form of Registration Rights Agreement included in this Exhibit B remains subject in all respects to the consent rights of the Required Supporting Creditors and remains subject to continuing negotiations. Subject to the applicable consent rights contained in the Plan and the RSA, the Backstop Parties reserve all rights to amend, revise, or supplement this Exhibit B, and any of the documents and designations contained herein, at any time before the Effective Date of the Plan, or any such other date as may be provided for by the Plan or by order of the Bankruptcy Court.

FORM OF REGISTRATION RIGHTS AGREEMENT

by and among

[THE COMPANY]

and

THE HOLDERS PARTY HERETO

Dated as of [●]

Annex A         Form of Joinder Agreement

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REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of [●] by and among [●] (the “Company”) and the Backstop Parties pursuant to the Plan of Reorganization (the “Plan”) of CJ Holding Company and certain of its debtor affiliates under Chapter 11 of Title 11 of the United States Code approved by the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”). Capitalized terms used but not otherwise defined herein are defined in Section 1 of this Agreement.

RECITALS:

WHEREAS, the Company proposes to issue the Common Stock pursuant to, and upon the terms set forth in, the Plan to the Holders party hereto; and

WHEREAS, each of (i) the Company and (ii) the Backstop Parties desires to enter into this Agreement with respect to the rights, priorities and obligations set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Company and each of the Holders hereby agree as follows:

1.	Definitions.

(a) As used herein, the following terms have the following meanings:

“Affiliate” of any particular Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.

“Alternative Securities Exchange” means, excluding any National Securities Exchange, any other securities exchange or over-the-counter quotation system, including, without limitation, the NYSE MKT, the NASDAQ Capital Market, any quotation or other listing service provided by the OTC Markets Group or the Financial Industry Regulatory Authority, Inc., any “pink sheet” or other alternative listing service or any successor or substantially equivalent service to any of the foregoing.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 (or any successor rule then in effect) promulgated under the Securities Act.

“Backstop Party” means each of the parties to the Backstop Commitment Agreement with the Company dated as of [●] and any of their Affiliates or Related Funds, in each case, that is a party to this Agreement and beneficially owns Registrable Securities.

“beneficially owned,” “beneficial ownership” and similar phrases have the same meanings as such terms have under Rule 13d-3 and 13d-5 (or any successor rule then in effect) promulgated under the Exchange Act, except that in calculating the beneficial ownership of any

Holder, such Holder shall be deemed to have beneficial ownership of all securities that such Holder has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The calculation of beneficial ownership for a Holder shall also include any Related Fund of such Holder.

“Block Sale” means the sale of shares of Common Stock to one or more purchasers that are financial institutions in an offering registered under the Securities Act (a) without a prior public marketing process by means of (i) a bought deal or (ii) a block trade or (b) pursuant to an “overnight” underwritten offering.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by applicable law or executive order to close.

“Capital Stock” means with respect to a corporation, any and all shares, interests or equivalents in capital stock of such corporation (whether voting or nonvoting and whether common or preferred) and any and all warrants, rights (including conversion and exchange rights) and options to purchase any such shares, interests or equivalents (including convertible debt).

“Commission” means the United States Securities and Exchange Commission or any successor governmental agency.

“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company issued on or after the Effective Date.

“control” (including the terms “controlling,” “controlled by” and “under common control with”) means, unless otherwise noted, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract, or otherwise.

“Counsel to the Holders” means the one law firm or other legal counsel to the Holders, which counsel shall be Davis Polk & Wardwell LLP, or such other counsel selected (i) in the case of a Demand Registration or Underwritten Shelf Takedown, by the Holders beneficially owning a majority of the Registrable Securities initially requesting such Demand Registration or Underwritten Shelf Takedown; (ii) in the case of a Piggyback Registration, the Holders beneficially owning a majority of the Registrable Securities requested to be included in such Piggyback Registration; and (iii) in the case of a Shelf Registration, the Holders beneficially owning a majority of the Registrable Securities to be included in such Shelf Registration.

“EDGAR” means the Electronic Data Gathering, Analysis and Retrieval System of the Commission.

“Effective Date” has the meaning assigned to such term in the Plan, and is the date hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

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“Excluded Registration” means a registration of the Company’s securities (i) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iii) in connection with any dividend or distribution reinvestment (or similar plan) or (iv) in which the only Capital Stock being registered is Capital Stock issuable upon conversion of debt securities that are also being registered in connection therewith.

“FINRA” means the Financial Industry Regulatory Authority or any successor regulatory authority.

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“Holder” means (i) any party hereto that beneficially owns Registrable Securities, or (ii) any other party to any Joinder, in each case, that, together with its Affiliates, beneficially owns Registrable Securities.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus as defined in Rule 433 under the Securities Act.

“Joinder” a joinder agreement in the form of Annex A executed and delivered to the Company pursuant to Section 12.

“Majority Holders” means Holders who collectively have beneficial ownership of at least a majority of the Registrable Securities.

“Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole.

“National Securities Exchange” means The NASDAQ Global Market, The NASDAQ Global Select Market or The New York Stock Exchange.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity.

“Public Offering” means any sale or distribution to the public of Common Stock of the Company pursuant to an offering registered under the Securities Act, whether by the Company, by Holders and/or by any other holders of the Company’s Common Stock, including a Block Sale or a Holder Block Sale.

“Prospectus” means the prospectus or prospectuses included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance on Rule 430A

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under the Securities Act or any successor rule thereto), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Registrable Securities” means at any time Common Stock of the Company held or beneficially owned by any Holder, including (i) any Common Stock issued pursuant to the Plan or upon the conversion, exercise or exchange, as applicable, of any other securities and/or interests issued pursuant to the Plan; (ii) any shares of Common Stock acquired in the open market or otherwise purchased or acquired by the Holder after the Effective Date and (iii) any shares of Common Stock issued by way of dividend, distribution, split or combination of securities or any recapitalization, merger, consolidation or other reorganization; provided, however, that as to any Registrable Securities, such securities shall irrevocably cease to constitute Registrable Securities upon the earliest to occur of: (A) the date on which such securities have been disposed of pursuant to an effective registration statement under the Securities Act; (B) the date on which such securities have been disposed of pursuant to Rule 144; and (C) the date on which such securities cease to be outstanding.

“Registration Statement” means any registration statement of the Company, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.

“Related Fund” means any fund, account or investment vehicle controlled, managed, advised or sub-advised by a Holder, an Affiliate of such Holder or the same investment manager, advisor or subadvisor of such Holder or an Affiliate of such investment manager, advisor or subadvisor.

“Required Holders” means Holders who collectively have beneficial ownership of at least 10% of the Common Stock outstanding.

“Rule 144” means Rule 144 promulgated under the Securities Act (or any successor rule then in effect).

“Rule 144A” means Rule 144A promulgated under the Securities Act (or any successor rule then in effect).

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Counsel to the Holders borne and paid by the Company as provided in Section 8(b).

“Shelf Registration” means a registration of securities pursuant to a Registration Statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

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“Shelf Takedown” means an Underwritten Shelf Takedown or another Public Offering pursuant to a Shelf Registration.

“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act (or any successor rule then in effect) and which (i) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (ii) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also eligible to register a primary offering of its securities relying on General Instruction I.B.1 of Form S-3 or Form F-3 under the Securities Act.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section

Agreement	Preamble
Bankruptcy Court	Preamble
Block Sale Notice	2(e)
Company	Preamble
Company Block Sale Notice	2(e)
Company Demand Registration Notice	3(b)
Company Shelf Registration Notice	2(a)
Company Shelf Takedown Notice	2(d)
Demand Registration	3(a)
Demand Registration Notice	3(b)
Demand Shelf Takedown Notice	2(d)
Determination Date	2(c)
Due Diligence Information	6(a)(x)
Effectiveness Period	2(a)
Equity Securities	9(a)
End of Suspension Notice	5(b)
Form S-1 Shelf	2(a)
Form S-3 Shelf	2(a)
Form 10-K Filing Date	2(a)
Holder Block Sale	2(e)
Listing Notice	6(b)
Lock-Up Agreement	9(a)(ii)
Long-Form Registration	3(a)
Losses	11(a)
MNPI	5(a)
Opt-In Election	7(e)
Opt-Out Election	7(e)
Permitted Free Writing Prospectus	7(a)
Piggyback Registration	4(a)
Piggyback Registration Notice	4(a)
Plan	Preamble
Registration Expenses	8(a)

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Term	Section

Required Effective Period	6(a)(iii)
Restricted Period	9(a)
road show	11(a)
Sale Transaction	9(a)
Shelf Registration Statement	2(a)
Short-Form Registration	3(a)
Suspension Event	5(b)
Suspension Notice	5(b)
Underwritten Shelf Takedown	2(d)
Withdrawal Request	5(d)

2.	Shelf Registration.

(a) Shelf Registration. At any time after the Effective Date, the Required Holders may request that the Company file a Registration Statement for a Shelf Registration covering the resale of all of the Registrable Securities on a delayed or continuous basis on Form S-1 (the “Form S-1 Shelf”) or, if available, on Form S-3 (a “Form S-3 Shelf” and, together with the Form S-1 Shelf and any Automatic Shelf Registration Statement, a “Shelf Registration Statement”); provided that, as soon as reasonably practicable after the Effective Date, and in any event within 10 calendar days of the date the Company files its Annual Report on Form 10-K for the year ended December 31, 2016 or the latest date the Company would be required to file a Form 10-K specified in the Commission’s rules and regulations applicable to non-accelerated filers (the “Form 10-K Filing Date”), the Company shall file an initial Shelf Registration Statement without the delivery of any request from the Required Holders. The Company shall give written notice (a “Company Shelf Registration Notice”) of the anticipated filing of any Shelf Registration Statement within ten (10) Business Days prior to such filing to all Holders of Registrable Securities and shall include in such Shelf Registration Statement all Registrable Securities held by Holders on the date of the Company Shelf Registration Notice with respect to which the Company has received written requests for inclusion therein within five (5) Business Days of the date of the Company Shelf Registration Notice. The Company shall use reasonable best efforts to cause such Shelf Registration Statement to be declared effective as promptly as practicable and to remain effective until the earlier of (i) the date on which all Registrable Securities included in such registration have been sold; (ii) the date on which all such securities are no longer Registrable Securities; and (iii) the maximum length permitted by the Commission (the “Effectiveness Period”). The Company shall use reasonable best efforts to maintain the Shelf Registration Statement in accordance with the terms hereof.

(b) Conversion to Form S-3. The Company shall use reasonable best efforts to convert any Form S-1 Shelf to a Form S-3 Shelf as soon as reasonably practicable after the Company is eligible to use Form S-3.

(c) Automatic Shelf Registration. Further, upon the Company becoming a Well-Known Seasoned Issuer, (i) the Company shall give written notice to all of the Holders as promptly as reasonably practicable, and such notice shall describe, in reasonable detail, the basis on which the Company has become a Well-Known Seasoned Issuer, and (ii) the Company shall,

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as promptly as practicable, register, under an Automatic Shelf Registration Statement, the sale of all of the Registrable Securities in accordance with the terms of this Agreement. The Company shall use reasonable best efforts to file such Automatic Shelf Registration Statement as promptly as practicable, but in no event later than 30 calendar days after it becomes a Well-Known Seasoned Issuer, and to cause such Automatic Shelf Registration Statement to remain effective thereafter until the end of the Effectiveness Period and shall file additional Automatic Shelf Registration Statements as necessary until the earlier of (i) the date on which all Registrable Securities included in such registration have been sold; and (ii) the date on which all such securities are no longer Registrable Securities. The Company shall give written notice of filing such Automatic Shelf Registration Statement to all of the Holders as promptly as practicable thereafter. At any time after the filing of an Automatic Shelf Registration Statement by the Company, if the Company is no longer a Well-Known Seasoned Issuer (the “Determination Date”), the Company shall (A) as promptly as practicable, but in no event more than 20 calendar days after such Determination Date, give written notice thereof to all of the Holders and (B) within 30 calendar days after such Determination Date, file a Registration Statement on an appropriate form (or a post-effective amendment converting the Automatic Shelf Registration Statement to an appropriate form) covering all of the Registrable Securities, and use reasonable best efforts to have such Registration Statement declared effective as promptly as reasonably practicable after the date the Automatic Shelf Registration Statement is no longer useable by the Holders to sell their Registrable Securities.

(d) Requests for Underwritten Shelf Takedowns. At any time and from time to time after a Shelf Registration Statement has been declared effective by or, in the case of an Automatic Shelf Registration Statement, filed with, the Commission, the Required Holders may request to sell all or any portion of their Registrable Securities in an underwritten Public Offering that is registered pursuant to the Shelf Registration Statement (each, an “Underwritten Shelf Takedown”); provided, that the Company will not be required to take any action pursuant to this Section 2(d) if (A) within the 90 calendar day period preceding the date of a request for a Underwritten Shelf Takedown, the Company priced a Demand Registration or Underwritten Shelf Takedown, such Required Holders received notice of such Demand Registration or Underwritten Shelf Takedown, and, if such Required Holders elected to sell pursuant to such Demand Registration or Underwritten Shelf Takedown, were able to sell 80% of the Registrable Securities requested to be included therein at the time thereof or within 30 calendar days thereafter or (B) such Underwritten Shelf Takedown is not expected to yield aggregate gross proceeds of at least $25 million. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company (a “Demand Shelf Takedown Notice”). Each Demand Shelf Takedown Notice shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. Within five (5) Business Days after receipt of any Demand Shelf Takedown Notice, the Company shall give written notice of such requested Underwritten Shelf Takedown to all other Holders (a “Company Shelf Takedown Notice”) and, subject to the provisions of Section 2(f) below, shall include in such Underwritten Shelf Takedown all Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) Business Days after sending the Company Shelf Takedown Notice.

(e) Block Sales. Notwithstanding anything in Section 2(d), any of the Holders shall be permitted to demand or participate in a Block Sale, subject to the provisions of this

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Section 2(e). All requests for a Block Sale by a Backstop Party (a “Holder Block Sale”) shall be made by giving written notice to the Company (a “Block Sale Notice”). Each Block Sale Notice shall specify the approximate number of Registrable Securities proposed to be sold in the Holder Block Sale and the proposed date of such proposed Holder Block Sale, provided that such date must be at least five (5) Business Days after receipt of the Block Sale Notice. Within two (2) Business Days after receipt of any Block Sale Notice and no later than 48 hours before the date of such proposed Holder Block Sale, the Company shall give written notice of such requested Holder Block Sale to all other Holders (a “Company Block Sale Notice”) and, subject to the provisions of Section 2(f) below, shall include in such Holder Block Sale all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 24 hours of sending the Company Block Sale Notice.

(f) Priority on Underwritten Shelf Takedowns and Holder Block Sales. If the managing underwriters for such Underwritten Shelf Takedown or Holder Block Sale advise the Company and the Holders of Registrable Securities included in the Underwritten Shelf Takedown or Holder Block Sale in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such Underwritten Shelf Takedown or Holder Block Sale exceeds the number of Registrable Securities and other securities, if any, which can be sold without adversely affecting the marketability, proposed offering price range acceptable to the Holders beneficially owning a majority of the Registrable Securities initially requested to be included in such Underwritten Shelf Takedown or Holder Block Sale, timing or method of distribution of the offering, the Company shall include in such Underwritten Shelf Takedown or Holder Block Sale the number of Registrable Securities which can be so sold in the following order of priority: (i) first, the Registrable Securities beneficially owned by the Holders requested to be included in such Underwritten Shelf Takedown or Holder Block Sale (as applicable), allocated pro rata among the respective Holders beneficially owning such Registrable Securities on the basis of the number of Registrable Securities beneficially owned by each such Backstop Party; (ii) second, any securities to be sold by the Company for its own account requested to be included in such Underwritten Shelf Takedown or Holder Block Sale by the Company; and (iii) third, other securities requested to be included in such Underwritten Shelf Takedown or Holder Block Sale (as applicable) to the extent permitted hereunder; provided that the Company shall not include in any Underwritten Shelf Takedown or Holder Block Sale any such securities pursuant to the foregoing clause (iii) which are not Registrable Securities without the prior written consent of the Holders beneficially owning a majority of the Registrable Securities initially requested to be included in such Underwritten Shelf Takedown or Holder Block Sale.

(g) Selection of Underwriters. The Holders beneficially owning a majority of the Registrable Securities initially requesting an Underwritten Shelf Takedown or Holder Block Sale shall have the right to select the managing underwriters (which shall consist of one or more reputable nationally recognized investment banks) to administer the Public Offering after consultation with the Company.

3.	Demand Registration.

(a) Requests for Registration. At any time and from time to time on or following the Effective Date, the Required Holders may request registration under the Securities

8

Act of all or any portion of the Registrable Securities beneficially owned by such Required Holder(s) (A) on Form S-1 (or any successor form then in effect) (a “Long-Form Registration”) or (B) on Form S-3 or any similar short-form registration (a “Short-Form Registration”), if available (any registration under this Section 3(a), a “Demand Registration”); provided, that the Company will not be required to take any action pursuant to this Section 3(a) if (A) within the 180 calendar day period preceding the date of a Demand Registration Notice, the Company effected a Demand Registration (other than a Block Sale), such Required Holders received notice of such Demand Registration, and such Required Holders were able to register and sell pursuant to such registration all of the Registrable Securities requested to be included in such registration either at the time of the registration or within 30 calendar days thereafter or (B) such Demand Registration is not expected to yield aggregate gross proceeds of at least $25 million.

(b) Demand Registration Notices. All requests for Demand Registrations shall be made by giving written notice to the Company (the “Demand Registration Notice”). Each Demand Registration Notice shall specify (i) whether such Demand Registration shall be an underwritten Public Offering and (ii) the approximate number of Registrable Securities proposed to be sold in the Demand Registration. The Company shall promptly give written notice (a “Company Demand Registration Notice”) of the filing of a Registration Statement pursuant to this Section 3 to all of the Holders not less than five (5) Business Days before such filing and, subject to the provisions of Section 3(d) below, shall include in such Demand Registration all Registrable Securities beneficially owned by Holders on the date of the Company Demand Registration Notice with respect to which the Company has received written requests for inclusion therein within five (5) Business Days after the date of the Company Demand Registration Notice.

(c) Short-Form Registrations. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form registration statement under the rules and regulations of the Securities Act, unless the underwriters, in their reasonable discretion, determine that the use of a Long-Form Registration is necessary in order for the successful offering of such Registrable Securities. Promptly after the Company has become eligible to use Form S-3 under the Securities Act, the Company shall use reasonable best efforts to make Short-Form Registrations on Form S-3 (or any successor form) available for the resale of Registrable Securities on a continuous or delayed basis.

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(d) Priority on Demand Registrations. If the Demand Registration is an underwritten Public Offering and the managing underwriters for such Demand Registration advise the Company and applicable Holders in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such Demand Registration exceeds the number of Registrable Securities and other securities, if any, which can be sold without adversely affecting the marketability, proposed offering price range acceptable to the Holders beneficially owning a majority of the Registrable Securities initially requested to be included in the Demand Registration, timing or method of distribution of the offering, the Company shall include in such Demand Registration the number of Registrable Securities which can be sold without such adverse effect in the following order of priority: (i) first, the Registrable Securities beneficially owned by Holders requested to be included in such Demand Registration, allocated pro rata among the respective Holders beneficially owning such Registrable Securities on the basis of the number of Registrable Securities beneficially owned by each such Backstop Party; (ii) second, any securities to be sold by the Company for its own account requested to be included in such Demand Registration by the Company; and (iii) third, other securities requested to be included in such Demand Registration to the extent permitted hereunder; provided that the Company shall not include in any Demand Registration any such securities pursuant to the foregoing clause (iii) which are not Registrable Securities without the prior written consent of the Holders beneficially owning a majority of the Registrable Securities initially requested to be included in such Demand Registration.

(e) Selection of Underwriters. The Holders beneficially owning a majority of the Registrable Securities initially requesting a Demand Registration which is an underwritten Public Offering shall have the right to select the managing underwriters (which shall consist of one or more reputable nationally recognized investment banks) to administer the Public Offering after consultation with the Company.

(f) Effective Demand Registration. A registration shall not constitute an effective Demand Registration unless:

(i) it has been declared effective by, or became automatically effective upon filing with, the Commission and remains continuously effective for the Required Effective Period;

(ii) if after such Demand Registration has become effective and prior to all of the Registrable Securities registered in such Demand Registration being sold, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Holder requesting the Demand Registration, such interference is eliminated within 45 calendar days thereafter; or

(iii) if the conditions specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived, it is by reason of a failure on the part of the Holders.

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4.	Piggyback Registration.

(a) Right to Piggyback. Whenever the Company proposes to file a Registration Statement under the Securities Act or conduct a Shelf Takedown with respect to a Public Offering of any class of the Company’s Capital Stock (other than a Demand Registration, Underwritten Shelf Takedown, Holder Block Sale or Excluded Registration, a “Piggyback Registration”), the Company shall give prompt written notice to all Holders of Registrable Securities of its intention to effect such Piggyback Registration (the “Piggyback Registration Notice”) and (i) in the case of a Piggyback Registration that is a Shelf Takedown or is automatically effective upon filing, such Piggyback Registration Notice shall be given not less than five (5) Business Days (two (2) Business Days in the case of a Block Sale) prior to the expected date of commencement of marketing efforts for such Shelf Takedown and (ii) in the case of any other Piggyback Registration, such Piggyback Registration Notice shall be given not less than five (5) Business Days after the public filing of such Registration Statement; provided, however, notwithstanding any other provision of this Agreement, if the managing underwriter or managing underwriters of a Piggyback Registration that includes an underwritten Public Offering advise the Company that in their reasonable opinion that the inclusion of any of a Holder’s Registrable Securities requested for inclusion in the subject Piggyback Registration would likely have an adverse effect in any material respect on the price, timing or distribution of Common Stock proposed to be included in such Piggyback Registration, the Company shall have no obligation to provide a Piggyback Registration Notice to such Holder and such Holder shall have no right to include any Registrable Securities in such Piggyback Registration. The Company shall, subject to the provisions of Section 4(b) below, include in such Piggyback Registration, as applicable, all Registrable Securities beneficially owned by Holders on the date of the Piggyback Registration Notice with respect to which the Company has received written requests for inclusion therein within five (5) Business Days (two (2) Business Days in the case of a Block Sale) after the date of the Piggyback Registration Notice.

(b) Priority on Piggyback Registrations. For any Piggyback Registration that includes an underwritten Public Offering and the managing underwriters advise the Company in writing that in their reasonable opinion the number of securities requested to be included in such Piggyback Registration exceeds the number of Registrable Securities and other securities, if any, which can be sold without adversely affecting the marketability, proposed offering price range acceptable to the Holders beneficially owning a majority of the Registrable Securities requested to be included in such Piggyback Registration, timing or method of distribution of the offering, the Company shall include in such Piggyback Registration the number of Registrable Securities which can be sold without such adverse effect in the following order of priority: (i) first, if the Piggyback Registration includes a primary offering of Company securities for the Company’s own account, the securities offered by the Company thereby; (ii) second, the Registrable Securities requested to be included in such Piggyback Registration by the remaining Holders allocated pro rata among the remaining Holders on the basis of the number of Registrable Securities beneficially owned by each Holder; and (iii) third, other securities requested to be included in such Piggyback Registration, if any.

(c) Selection of Underwriters. For any Piggyback Registration that includes an underwritten Public Offering, the Company shall have the right to select the managing underwriters to administer the Public Offering (which shall consist of one or more reputable nationally recognized investment banks).

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5.	Suspensions; Withdrawals; Notices.

(a) Suspensions. The Company may postpone, for up to 90 calendar days from the date of the Demand Registration Notice, Demand Shelf Takedown Notice, Block Sale Notice or request for a Shelf Registration Statement, the filing or the effectiveness of a Registration Statement for a Demand Registration or Shelf Registration Statement or suspend the use of a Prospectus that is part of a Shelf Registration for up to 90 calendar days from the date of the Suspension Notice and therefore suspend sales of Registrable Securities included therein by providing written notice to the Holders included in such registration if the Company shall have furnished to the Holders a certificate signed by the Chief Executive Officer (or other authorized officer) of the Company stating that the Company’s Board of Directors has determined in its reasonable good faith judgment that the offer or sale of Registrable Securities should be suspended; provided that the Company may not invoke a delay pursuant to this Section 5(a) more than twice or for more than 120 calendar days in the aggregate, in each case, in any 12-month period. The Company may invoke this Section 5(a) only if the Company’s Board of Directors determines in good faith, after consultation with its advisors or legal counsel, that the offer or sale of Registrable Securities would reasonably be expected to: (i) have a Material Adverse Effect on any proposal or plan by the Company or any of its subsidiaries to engage in any material acquisition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization or other transaction involving the Company or any of its subsidiaries; or (ii) require premature disclosure of material non-public information (“MNPI”) that the Company has a bona fide business purpose for preserving as confidential. Furthermore, the Company shall not be required to effect any registration pursuant to this Agreement while awaiting the Commission to declare the effectiveness of a registration statement of the Company.

(b) In the case of an event that causes the Company to suspend the use of a Registration Statement as set forth in Section 5(a) or Section 6(a)(vi)(A), (a “Suspension Event”), the Company shall give a notice to the Holders of Registrable Securities included in such Registration Statement (a “Suspension Notice”) to suspend sales of the Registrable Securities and such notice shall state that such suspension shall continue only for so long as the Suspension Event or its effect is continuing. The Company shall not include any MNPI in the Suspension Notice or otherwise provide such information to a Holder unless specifically requested by a Holder in writing. A Holder shall not sell any Registrable Securities pursuant to such Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice. Holders may recommence sales of Registrable Securities pursuant to the Registration Statement (or such filings) following further written notice to such effect (an “End of Suspension Notice”) from the Company, and such End of Suspension Notice shall be given by the Company to the Holders and Counsel to the Holders promptly following the conclusion of any Suspension Event.

(c) Time Extension. Notwithstanding any provision herein to the contrary, if the Company gives a Suspension Notice with respect to any Registration Statement pursuant to this Section 5(c), the Company agrees that it shall (i) extend the Required Effective Period which

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such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the Holders of the Suspension Notice to and including the date of receipt by the Holders of the End of Suspension Notice; and (ii) provide copies of any supplemented or amended prospectus necessary to resume sales, with respect to each Suspension Event; provided that such period of time shall not be extended beyond the date that there are no longer Registrable Securities covered by such Registration Statement.

(d) Withdrawal Requests. At any time prior to the effective date of a Registration Statement, the Required Holders may withdraw such demand or request for registration (“Withdrawal Request”) by providing written notice of such withdrawal to the Company. The Company shall pay all Registration Expenses in connection with any Registration Statement subject to a Withdrawal Request. Any Holder may withdraw its request for inclusion of Registrable Securities in a Registration Statement by giving written notice to the Company of its intention to remove its Registrable Securities from such Registration Statement within two (2) Business Days before the earlier of (i) the expected date of the commencement of marketing efforts for the Public Offering in connection with such Registration Statement or (ii) the effectiveness of the Registration Statement.

6.	Company Undertakings.

(a) Whenever Registrable Securities are registered pursuant to this Agreement, the Company shall use reasonable best efforts to effect the registration and the sale of such Registrable Securities as soon as reasonably practicable in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as promptly as reasonably practicable:

(i) prepare and file with the Commission a Registration Statement with regard to such Registrable Securities as soon as reasonably practicable but not later than 60 calendar days of its receipt of an applicable notice from the Required Holders (unless the Registration Statement would be required pursuant to the rules and regulations of the Securities Act to include any audited or unaudited consolidated or pro forma financial statements that are not then currently available, in which case, promptly after such financial statements are available) and use reasonable best efforts to cause such Registration Statement to become effective as soon thereafter as is reasonably practicable;

(ii) before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the Holders whose Registrable Securities are requested to be included in the Registration Statement copies of all such documents, other than exhibits, documents that are incorporated by reference and such documents that are otherwise publicly available on EDGAR, proposed to be filed and such other documents reasonably requested by such Holders and provide Counsel to the Holders with a reasonable opportunity to review and comment on such documents of no less than three (3) Business Days;

(iii) notify each Holder of the effectiveness of each Registration Statement and prepare and file with the Commission such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective for a

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period of not less than (A) 90 calendar days in the case of a Demand Registration that is not a Shelf Registration or (B) in the case of a Shelf Registration, until the date on which all Registrable Securities have been sold pursuant to the Shelf Registration or have otherwise ceased to be Registrable Securities, (or, in each case, if sooner, until all Registrable Securities have been sold under such Registration Statement), and comply with the provisions of the Securities Act (including by preparing and filing with the Commission any Prospectus or supplement to be used in connection therewith) with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Holders as set forth in such Registration Statement (each such period as applicable, the “Required Effective Period”);

(iv) furnish to each seller of Registrable Securities, and the managing underwriters, without charge, such number of copies of the applicable Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus, final Prospectus, and any other Prospectus (including any Prospectus filed under Rule 424, Rule 430A or Rule 430B promulgated under the Securities Act and any Issuer Free Writing Prospectus)), all exhibits and other documents filed therewith and such other documents as such seller or such managing underwriters may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller, and upon request, a copy of any and all transmittal letters or other correspondence to or received from, the Commission or any other governmental authority relating to such offer;

(v) (A) register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests in writing, (B) keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and (C) do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction);

(vi) notify each seller of such Registrable Securities, the managing underwriters and Counsel to the Holders (A) at any time when a Prospectus relating to the applicable Registration Statement is required to be delivered under the Securities Act, (1) upon discovery that, or upon the happening of any event as a result of which, such Registration Statement, or the Prospectus or Issuer Free Writing Prospectus relating to such Registration Statement, or any document incorporated or deemed to be incorporated therein by reference contains an untrue statement of a material fact or omits any material fact necessary to make the statements in the Registration Statement or the Prospectus or Issuer Free Writing Prospectus relating thereto not misleading or otherwise requires the making of any changes in such Registration Statement, Prospectus, Issuer Free Writing Prospectus or document, and, at the request of any such seller, the Company shall promptly prepare a supplement or amendment to such Prospectus or Issuer Free Writing Prospectus, furnish a reasonable number of copies of such supplement or amendment to each seller of such Registrable Securities, Counsel to the Holders and the managing underwriters and file such supplement or amendment with the Commission so that, as thereafter delivered to the purchasers of such Registrable Securities, such

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Prospectus or Issuer Free Writing Prospectus as so amended or supplemented shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading, (2) as soon as the Company becomes aware of any comments or inquiries by the Commission or any requests by the Commission or any federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or Issuer Free Writing Prospectus covering Registrable Securities or for additional information relating thereto, (3) as soon as the Company becomes aware of the issuance or threatened issuance by the Commission of any stop order suspending or threatening to suspend the effectiveness of a Registration Statement covering the Registrable Securities or (4) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Security for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (B) when each Registration Statement or any amendment thereto has been filed with the Commission and when each Registration Statement or the related Prospectus or Issuer Free Writing Prospectus or any Prospectus supplement or any post-effective amendment thereto has become effective;

(vii) use reasonable best efforts to cause all such Registrable Securities (A) if the Common Stock is then listed on a National Securities Exchange or included for quotation in a recognized trading market, to continue to be so listed or included, and (B) to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of the Registrable Securities;

(viii) provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities from and after the effective date of the applicable Registration Statement;

(ix) in connection with any underwritten Public Offering (including an Underwritten Shelf Takedown):

(A) enter into and perform under such customary agreements (including underwriting agreements in customary form, including customary representations and warranties and provisions with respect to indemnification and contribution) and take all such other actions as the Holders beneficially owning a majority of the Registrable Securities initially requested to be sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities and provide reasonable cooperation, including causing appropriate officers to attend and participate in “road shows” and analyst or investor presentations and such other selling or other informational meetings organized by the underwriters, if any (taking into account the needs of the Company’s businesses and the responsibilities of such officers with respect thereto and the requirement of the marketing process); and

(B) use reasonable best efforts to obtain and cause to be furnished to each such Holder included in such underwritten Public

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Offering and the managing underwriters a signed counterpart of (i) one or more comfort letters from the Company’s independent public accountant(s) in customary form and covering such matters of the type customarily covered by comfort letters and (ii) a legal opinion (and negative assurance letter) of counsel to the Company addressed to the relevant underwriters and/or such Holders of Registrable Securities, in each case in customary form and covering such matters of the type customarily covered by such letters as the managing underwriters and/or Holders beneficially owning a majority of the Registrable Securities initially requested to be included in such underwritten Public Offering reasonably request;

(x) upon reasonable notice and at reasonable times during normal business hours, make available for inspection by a representative appointed by the Holders of a majority of Registrable Securities proposed to be included in any disposition pursuant to a Registration Statement, Counsel to the Holders, any underwriter participating in any disposition pursuant to such registration, as applicable, and any other attorney or accountant retained by such Holder or underwriter, all financial and other records and pertinent corporate documents of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or Shelf Takedown, as applicable, and make themselves available at mutually convenient times to discuss the business of the Company and other matters reasonably requested by any such Holders, sellers, underwriter or agent thereof in connection with such Registration Statement as shall be necessary (subject to the Company’s compliance with Regulation FD) to enable them to exercise their due diligence responsibility, as applicable (any information provided under this Section 6(a)(x), “Due Diligence Information”); provided that the Company shall not provide any Due Diligence Information to a Holder unless such Holder explicitly requests such Due Diligence Information in writing and such Holder has entered into a customary confidentiality agreement with the Company with respect to MNPI; provided, further, that any Due Diligence Information subject to such restrictions shall be conspicuously labeled as confidential and potentially containing MNPI.

(xi) permit Counsel to the Holders, any underwriter participating in any disposition pursuant to a Registration Statement, and any other attorney, accountant or other agent retained by any Holder or underwriter, to participate (including, but not limited to, reviewing, commenting on and attending all meetings) in the preparation of such Registration Statement and any Prospectus supplements relating to a Shelf Takedown, if applicable;

(xii) in the event of the issuance or threatened issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Common Stock included in such Registration Statement for sale in any jurisdiction, the Company shall use reasonable best efforts to (A) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of such order and (B) obtain the withdrawal of any order suspending or preventing the use of any related Prospectus or Issuer Free Writing Prospectus or suspending qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction at the earliest practicable date;

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(xiii) provide a CUSIP number for the Registrable Securities prior to the effective date of the first Registration Statement including Registrable Securities;

(xiv) promptly notify in writing the participating Holders, the sales or placement agent, if any, therefor and the managing underwriters of the securities being sold: (A) when such Registration Statement or related Prospectus or Free Writing Prospectus or any Prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to any such Registration Statement or any post-effective amendment, when the same has become effective; and (B) of any written comments by the Commission and by the blue sky or securities commissioner or regulator of any state with respect thereto;

(xv) (A) prepare and file with the Commission such amendments and supplements to each Registration Statement as may be necessary to comply with the provisions of the Securities Act, including post effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period required hereunder and, if applicable, file any Registration Statements pursuant to Rule 462(b) promulgated under the Securities Act; (B) cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (C) comply with the provisions of the Securities Act and the Exchange Act and any applicable securities exchange or other recognized trading market with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented; and (D) provide additional information related to each Registration Statement as requested by, and obtain any required approval necessary from, the Commission or any federal or state governmental authority;

(xvi) cooperate with each Holder and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xvii) within the deadlines specified by the Securities Act, make all required filing fee payments in respect of any Registration Statement or Prospectus used under this Agreement (and any Public Offering covered thereby);

(xviii) if requested by any participating Holder or the managing underwriters, promptly include in a Prospectus supplement or amendment such information as the Holder or managing underwriters may reasonably request, including in order to permit the intended method of distribution of such securities, and make all required filings of such Prospectus supplement or such amendment as soon as reasonably practicable after the Company has received such request;

(xix) in the case of certificated Registrable Securities, cooperate with the participating Holders of Registrable Securities and the managing underwriters to facilitate the

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timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each participating Holder that the Registrable Securities represented by the certificates so delivered by such Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the Holders or managing underwriters may reasonably request at least two (2) Business Days prior to any sale of Registrable Securities; and

(xx) use reasonable best efforts to take all other actions deemed necessary or advisable in the reasonable judgment of the Company to effect the registration and sale of the Registrable Securities contemplated hereby.

(b) From and after the date that is sixty (60) days after the Effective Date, the Majority Holders may at any time, by written notice to the Company (a “Listing Request”), request that the Company list the shares of Common Stock on a National Securities Exchange or Alternative Securities Exchange that is approved in writing by the Majority Holders. In the event the Common Stock is listed on an Alternative Securities Exchange but not a National Securities Exchange, the Majority Holders retain the right to make subsequent Listing Requests until the Company is listed on a National Securities Exchange, provided such listing is then permitted under the rules of such National Securities Exchange.

(i) Upon receipt of a Listing Request, the Company shall make public disclosure of such Listing Request to the extent it may be required pursuant to Regulation FD and also disclose the Listing Request to all other Holders (except any Holders that have made an Opt-Out Election pursuant to 7(e)); provided that the Company may first request that the Majority Holders withdraw such Listing Request if (i) in the reasonable judgment of the Company’s Board of Directors such Listing Request is not in the best interests of the Company and its stockholders at such time or (ii) at the time of the Listing Notice the Company does not meet the listing standards and eligibility requirements of such National Securities Exchange or Alternative Securities Exchange and in the reasonable judgment of the Company’s Board of Directors meeting such standards and requirements would require commercially unreasonable efforts on the part of the Company. The Majority Holders may decide in their sole discretion to withdraw the Listing Request.

(ii) If the Listing Request is not withdrawn, the Company shall use its reasonable best efforts to cause the Common Stock to be publicly traded and listed on such National Securities Exchange or Alternative Securities Exchange as soon as possible but in any event within sixty (60) days after the Company’s receipt of such Listing Request; provided that, notwithstanding the foregoing, the Company shall be required to use commercially reasonable efforts to meet any listing standards and eligibility requirements of such National Securities Exchange or Alternative Securities Exchange at the time of the Listing Notice.

(c) The Company shall hold in confidence and not make any disclosure of information concerning a Holder provided to the Company pursuant to this Agreement unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a

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subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that to the extent permitted by law, it shall, upon learning that disclosure of such information concerning a Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Holder and allow such Holder, at the Holder’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(d) As of the date hereof and except as provided pursuant to the Plan, the Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any securities of the Company, including securities convertible, exercisable or exchangeable into or for shares of any Capital Stock of the Company.

(e) With a view to making available certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, on and after the Effective Date and until such date as no Holder owns any Registrable Securities, the Company agrees to:

(i) use reasonable best efforts to continue to file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder;

(ii) make available information necessary to comply with Section 4(a)(7) under the Securities Act and Rule 144, Rule 144A and Regulation S promulgated under the Securities Act, if available, with respect to resales of the Registrable Securities under the Securities Act, at all times, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Section 4(a)(7), Rule 144, Rule 144A and Regulation S promulgated under the Securities Act, as may be amended from time to time, or any other similar rules or regulations now existing or hereafter adopted by the Commission; and

(iii) upon the reasonable written request of any Holder, the Company will deliver to such Holder a written statement as to whether the Company has complied with such information requirements, and, if not, the specific reasons for non-compliance.

(f) The Company agrees that nothing in this Agreement shall prohibit the Holders, at any time and from time to time, from selling or otherwise transferring Registrable Securities pursuant to a private placement or other transaction which is not registered pursuant to the Securities Act.

7.	Holder Undertakings.

(a) Free Writing Prospectuses. Each Holder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or used or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of Common

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Stock without the prior written consent of the Company and, in connection with any underwritten Public Offering, the underwriters. Any such Free Writing Prospectus consented to by the Company and the underwriters, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and agrees that it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(b) Information for Inclusion. Each selling Holder that has requested or will request inclusion of its Registrable Securities in any Registration Statement shall furnish to the Company such information regarding such Holder and its plan and method of distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing. The Company may refuse to proceed with the registration of such Holder’s Registrable Securities if such Holder unreasonably fails to furnish such information within a reasonable time after receiving such request.

(c) Underwritten Public Offering Participation. No Person may participate in any underwritten Public Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements in customary form entered into pursuant to this Agreement and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided that no Holder included in any underwritten Public Offering shall be required to make any representations or warranties to the Company or the underwriters (other than (A) representations and warranties regarding (1) such Holder’s ownership of its Registrable Securities to be sold or transferred, (2) such Holder’s power and authority to effect such transfer, and (3) such matters pertaining to compliance with securities laws as may be reasonably requested by the Company or the underwriters, and (B) such other representations, warranties and other provisions relating to such Holder’s participation in such Public Offering as may be reasonably requested by the underwriters) or to undertake any indemnification obligations to the Company with respect thereto, except as otherwise provided in Section 11(b), or to the underwriters with respect thereto, except to the extent of the indemnification being given to the underwriters and their controlling Persons in Section 11(b).

(d) Price and Underwriting Discounts. In the case of an underwritten Demand Registration or Underwritten Shelf Takedown requested by Holders pursuant to this Agreement, the price, underwriting discount and other financial terms of the related underwriting agreement for the Registrable Securities shall be determined by the Holders beneficially owning a majority of the Registrable Securities initially requested to be included in such underwritten Public Offering.

(e) Notice Opt-In and Opt-Out. Notwithstanding anything to the contrary in this Agreement, until a Holder makes an affirmative written election, the Company shall not be required to and shall not deliver any notice or any information to such Holder that would reasonably be expected to constitute MNPI, including any applicable registration notices (including a Listing Request), or any other information under this Agreement. Upon receipt of written election to receive such notices or information (an “Opt-In Election”) the Company shall be required to and shall provide to the Holder all applicable notices or information pursuant

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to this Agreement from the date of such Opt-In Election. At any time following a Holder making an Opt-In Election, such Holder may also make a written election to no longer receive any such notices or information (an “Opt-Out Election”), which election shall cancel any previous Opt-In Election, and, following receipt of such Opt-Out Election, the Company shall not be required to, and shall not, deliver any such notice or information to such Holder from the date of such Opt-Out Election. An Opt-Out Election may state a date on which it expires or, if no such date is specified, shall remain in effect indefinitely. A Holder who previously has given the Company an Opt-In Election or Opt-Out Election may revoke such election at any time, and there shall be no limit on the ability of a Holder to issue and revoke subsequent Opt-In Elections and Opt-Out Elections. Should any Holder have made an Opt-In Election and have received a notice or any information that would reasonably be expected to constitute MNPI, such Holder agrees that it shall treat such MNPI as confidential and shall not disclose or use such MNPI, in each case, without the prior written consent of the Company until such time as such MNPI is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement; provided that a Holder may deliver or disclose MNPI (A) to its external advisors or legal counsel, but solely to the extent such disclosure reasonably relates to its evaluation of exercise of its rights under this Agreement and the sale of any Registrable Securities in connection therewith, such external advisors or legal counsel are bound by confidentiality agreements adopted in good faith to protect confidential information of third parties delivered to such Holder and the Holder remains responsible under this Agreement for any breach of such confidentiality obligations by its external advisors or legal counsel; (B) when disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; (C) when disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Registration Statement or the use of any Prospectus referred to in this Agreement); (D) when such information becomes generally available to the public other than as a result of a breach of this Agreement or (E) when such information becomes available to any such Person from a source other than the Company and such source is not bound by a confidentiality agreement.

8.	Registration Expenses.

(a) Expenses. All fees and expenses incurred by the Company in connection with this Agreement (“Registration Expenses”) will be borne by the Company. These fees and expenses will include without limitation (i) stock exchange, Commission, FINRA and other registration and filing fees, (ii) all fees and expenses incurred in connection with complying with any securities or blue sky laws (including reasonable fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including any expenses arising from any special audits or “comfort letters” required in connection with or incident to any registration) and other Persons retained by the Company, (v) the fees and expenses incurred in connection with the listing of the Registrable Securities on a National Securities Exchange, and (vi) reasonable and customary fees and expenses of any underwriter (for an underwritten Public Offering permitted by the terms of this Agreement) excluding discounts and commissions for the sale of Registrable Securities. For the avoidance of doubt, Registration Expenses shall not include Selling Expenses.

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(b) Reimbursement of Counsel. The Company will also reimburse or pay, as the case may be, the Holders of Registrable Securities included in such registration for the reasonable fees and out-of-pocket expenses of one Counsel to the Holders relating to or in connection with any action taken pursuant to this Agreement within 30 calendar days of presentation of an invoice approved by such Holders and disbursements of each additional counsel retained by any Holder for the purpose of rendering a legal opinion on behalf of such Holder in connection with any underwritten Public Offering if the managing underwriters of such Public Offering or the Company reasonably request such legal opinion and Counsel to the Holders cannot reasonably provide such legal opinion due to legal jurisdiction or otherwise.

9.	Lock-Up Agreements.

(a) Lock-Up Agreements and Market Stand-Off.

(i) In the event of any underwritten Public Offering or an Excluded Registration, if reasonably requested by the Company and the managing underwriters of such underwritten Public Offering and required by the Holders of a majority of the Registrable Securities participating in such Public Offering, each Holder agrees that in connection with such underwritten Public Offering it shall not (A) offer, sell, contract to sell, pledge or otherwise dispose of (including sales pursuant to Rule 144 or Section 1145 of the Bankruptcy Code), directly or indirectly, any Capital Stock of the Company (including Capital Stock of the Company that may be deemed to be owned beneficially by such Holder in accordance with the rules and regulations of the Commission) (collectively, “Equity Securities”), (B) enter into a transaction which would have the same effect as described in clause (A) above, (C) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences or ownership of any Equity Securities, whether such transaction is to be settled by delivery of such Equity Securities, in cash or otherwise (each of (A), (B) and (C) above, a “Sale Transaction”), or (D) publicly disclose the intention to enter into any Sale Transaction, from the earlier of (1) the date of the pricing of such Public Offering or (2) the filing of a preliminary Prospectus or Prospectus supplement immediately prior to the commencement of marketing efforts by the managing underwriters until (and including) the date that is 90 calendar days following the date of the final Prospectus or Prospectus supplement, as applicable, for such Public Offering (the “Restricted Period”), unless the underwriters managing the Public Offering otherwise agree in writing in a Lock-Up Agreement pursuant to Section 9(a)(ii); provided further that the foregoing restrictions shall only be applicable to any Holder if all executive officers and directors of the Company are bound by Lock-Up Agreements or substantially similar transfer restrictions; provided further that if any Holder’s Lock-Up Agreement is any less restrictive than the foregoing provisions, then such less restrictive provisions shall apply.

(ii) Any Lock-Up Agreement (a “Lock-Up Agreement”) required pursuant to Section 9(a)(i) shall be addressed to the managing underwriters of such underwritten Public Offering and be in customary form and substance with customary exceptions as reasonably requested by such managing underwriters. Each Lock-Up Agreement shall set forth a Holder’s agreement not to engage in any Sale Transactions during the Restricted Period. The foregoing requirements to enter into a Lock-Up Agreement are only applicable to a Holder if all executive officers and directors of the Company are bound by and have entered into substantially similar or more restrictive Lock-Up Agreements.

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(iii) The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the restrictions set forth in this Section 9(a) until the end of the applicable Restricted Period of the Lock-Up Agreement.

(b) Company Lock-Up. If reasonably requested by the managing underwriters for any underwritten Public Offering, the Company shall: (i) agree to a customary lock up provision applicable to the Company in an underwriting agreement as reasonably requested by the managing underwriters for such Public Offering and (ii) cause each of its executive officers and directors, in each case, to enter into Lock-Up Agreements with the managing underwriters of such Public Offering meeting the requirements of Section 9(a)(ii).

10.	Public Reports.

(a) For so long as the Company is subject to the requirements to publicly file information or reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, the Company shall use best efforts to timely file all information and reports with the Commission and comply with all such requirements. Subject to Section 10(c), if the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to file such information with the Commission within the time periods specified in the Commission’s rules and regulations applicable to non-accelerated filers (as in effect on the date hereof) with (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, all certified by the principal financial or accounting officer of the Company and, with respect to annual information only, a report thereon by the Company’s certified independent accountants, and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

(b) Conference Calls. Subject to Section 10(c) and after the Common Stock is listed on a National Securities Exchange or the NYSE MKT, the Company will arrange and participate in quarterly conference calls with the Holders and securities analysts to discuss its results of operations (including any financial information filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or Section 10(a)) no later than three (3) Business Days following that date on which each of the quarterly and annual reports are made available; provided that the Company may limit the information made available during such conference calls to the extent the Company determines, in its reasonable judgment, that such information (i) would not be material to Holders or to the business, assets, operations or financial positions of the Company and its subsidiaries, taken as a whole, or (y) would otherwise cause material competitive harm to the business, assets, operations, financial position or prospects of the Company and its subsidiaries, taken as a whole. The Company will provide dial-in conference call information and presentations or materials referred to on such calls, if any, substantially concurrently with the posting of such reports as provided for pursuant to Section 13 or 15(d) of the Exchange Act or pursuant to Section 10(a).

(c) Waiver. The Company’s obligations under this Section 10 may be waived at any time by prior written consent of the Majority Holders.

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11.	Indemnification; Contribution.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder registered pursuant to this Agreement, such Holder’s Affiliates, directors, officers, employees, members, managers, agents and any Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and any underwriter that facilitates the sale of the Registrable Securities and any Person who controls such underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities and expenses (“Losses”) to which they or any of them may become subject insofar as such Losses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement pursuant to which Registrable Securities were registered, Prospectus, preliminary prospectus, any road show, as defined in Rule 433(h)(4) under the Securities Act a (“road show”), or Issuer Free Writing Prospectus included in any such Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in the case of any Prospectus, preliminary prospectus, road show or Issuer Free Writing Prospectus, in light of the circumstances under which they were made, to make the statements therein not misleading and the Company agrees to reimburse each such indemnified party for any reasonable legal or other reasonable out-of-pocket expenses incurred by them in connection with investigating or defending any such Losses (whether or not the indemnified party is a party to any proceeding); provided, however, that the Company will not be liable in any case to the extent that any such Loss arises out of or is based upon any such untrue or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder specifically for inclusion therein, including, without limitation, any notice and questionnaire. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Indemnification by the Holders. Each Holder severally (and not jointly) agrees to indemnify and hold harmless the Company and each of its Affiliates, directors, employees, members, managers, agents and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and any underwriter that facilitates the sale of Registrable Securities and any Person who controls such underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against any and all Losses to which they or any of them may become subject insofar as such Losses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement pursuant to which Registrable Securities were registered, Prospectus, preliminary Prospectus, road show, Issuer Free Writing Prospectus included in any such Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in the case of any Prospectus, preliminary prospectus, road show, Issuer Free Writing Prospectus, in light of the circumstances under which they were made, to make the statements therein not misleading, to the extent, but only to the extent, that any such untrue statement or alleged untrue statement or omission or alleged omission is contained in any written information furnished to the Company by or on behalf of such Holder specifically for inclusion

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therein; provided, however, that the maximum amount to be indemnified by such Holder pursuant to this Section 11(b) shall be limited to the net proceeds (after deducting underwriters’ discounts and commissions) received by such Holder in the Public Offering to which such Registration Statement, Prospectus, preliminary prospectus, road show or Issuer Free Writing Prospectus relates; provided, further, that a Holder shall not be liable in any case to the extent that prior to the filing of any such Registration Statement, Prospectus, preliminary prospectus, road show or Issuer Free Writing Prospectus or any amendment thereof or supplement thereto, each Holder has furnished in writing to the Company, information expressly for use in, and within a reasonable period of time prior to the effectiveness of such Registration Statement or the use of the Prospectus, preliminary prospectus, road show or Issuer Free Writing Prospectus, or any amendment thereof or supplement thereto which corrected or made not misleading information previously provided to the Company. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

(c) Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 11(c), notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under Section 11(a) or Section 11(b) above unless and to the extent such action and such failure results in material prejudice to the indemnifying party and forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 11(a) or Section 11(b) above. The indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, except as provided in the next sentence, after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s rights in the prior sentence, the indemnified party shall have the right to employ its own counsel (and one local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if:

(i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with an actual or potential conflict of interest;

(ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party;

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(iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or

(iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.

No indemnifying party shall, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general circumstances or allegations, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties. An indemnifying party shall not be liable under this Section 11(c) to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement or compromise unless such settlement or compromise (x) includes as an unconditional term thereof the giving by the claimant or plaintiff therein, to such indemnified party, of a full and final release from all liability in respect to such claim or litigation and (y) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of such indemnified party.

(d) Contribution.

(i) In the event that the indemnity provided in Section 11(a) or Section 11(b) above is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party agrees to contribute to the aggregate Losses (including reasonable legal or other reasonable out-of-pocket expenses incurred in connection with investigating or defending same) to which such indemnifying party may be subject in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and by the indemnified party on the other from the Public Offering of the Common Stock; provided, however, that the maximum amount of liability in respect of such contribution shall be limited in the case of any Holder to the net proceeds (after deducting underwriters’ discounts and commissions) received by such Holder in connection with such registration. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the indemnified party on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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(ii) The parties agree that it would not be just and equitable if contribution pursuant to this Section 11(d) were determined by pro rata allocation (even if the Holders of Registrable Securities or any agents or underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11(d). The amount paid or payable by an indemnified party as a result of the Losses referred to above in this Section 11(d) shall be deemed to include any reasonable legal or other reasonable out-of-pocket expenses incurred by such indemnified party in connection with investigating or defending any such action or claim.

(iii) Notwithstanding the provisions of this Section 11(d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(iv) For purposes of this Section11, each Person who controls any Holder, agent or underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each director, officer, employee and agent of any such Holder, agent or underwriter shall have the same rights to contribution as such Holder, agent or underwriter, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 11(d).

(e) The provisions of this Section 1011 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors or controlling Persons referred to in this Section 11, and will survive the transfer of Registrable Securities.

12.	Transfer of Registration Rights.

The rights of a Holder hereunder may be transferred, assigned, or otherwise conveyed on a pro rata basis in connection with any transfer, assignment, or other conveyance of Registrable Securities to any transferee or assignee; provided that all of the following additional conditions are satisfied with respect to any transfer, assignment or conveyance of rights hereunder: (a) such transfer, assignment or conveyance (other than any transfer, assignment or conveyance of rights of a Holder to an Affiliate or Related Fund of such Holder) is for not less than the lesser of (i) 1% of the outstanding Common Stock and (ii) all of the Common Stock initially held by such Holder upon the Effective Date of the Plan; (b) such transfer, assignment or conveyance is effected in accordance with applicable securities laws; (c) such transferee or assignee agrees in writing to become subject to the terms of this Agreement by executing and delivering to the Company a Joinder; and (d) the Company is given written notice by such Holder within 15 Business Days of such transfer or assignment, stating the name and address of the transferee or assignee, identifying the Registrable Securities with respect to which such rights are being transferred or assigned and the total number of Registrable Securities and other Capital Stock of the Company beneficially owned by such transferee or assignee.

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13.	Amendment, Modification and Waivers; Further Assurances.

(a) Amendment. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument, (a) signed by (i) the Company, and (ii) the Majority Holders; provided, that no provision of this Agreement shall be modified or amended in a manner that is disproportionately and materially adverse to any Holder, without the prior written consent of such Holder, as applicable, or (b) in the case of a waiver, by the party hereto waiving compliance.

(b) Changes in Common Stock. If, and as often as, there are any changes in the Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof as may be required so that the rights and privileges granted hereby shall continue with respect to the Registrable Securities as so changed and the Company shall make appropriate provision in connection with any merger, consolidation, reorganization or recapitalization that any successor to the Company (or resulting parent thereof) shall agree, as a condition to the consummation of any such transaction, to expressly assume the Company’s obligations hereunder.

(c) Effect of Waiver. No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision. The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms.

(d) Further Assurances. Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.

14.	Miscellaneous.

(a) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including any trustee in bankruptcy) whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or Holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent Holder. No assignment or delegation of this Agreement by the Company, or any of the Company’s rights, interests or obligations hereunder, shall be effective against any Holder without the prior written consent of such Holder.

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(b) Remedies; Specific Performance. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor; provided that the liability of the Holders shall be several and not joint. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement and shall not be required to prove irreparable injury to such party or that such party does not have an adequate remedy at law with respect to any breach of this Agreement (each of which elements the parties admit). The parties hereto further agree and acknowledge that each and every obligation applicable to it contained in this Agreement shall be specifically enforceable against it and hereby waives and agrees not to assert any defenses against an action for specific performance of their respective obligations hereunder. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies available under this Agreement or otherwise. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

(c) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (i) delivered personally to the recipient, (ii) e-mailed or sent by facsimile to the recipient, or (iii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the Company at the address set forth below and to any Holder at the address set forth on the signature page hereto (with copies sent at the address set forth below), or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

The Company’s address is:

C&J Energy Services Ltd.

3990 Rogerdale Road

Houston, Texas 77042

Attention:     Danielle Hunter, General Counsel

Telephone:   (713) 325-6000

Email:           Danielle.Hunter@cjes.com

with copies to:

Kirkland & Ellis LLP

600 Travis Street, Suite 3300

Houston, Texas 77002

Attention:     Matthew R. Pacey, P.C.

Facsimile:     (713) 835-3601

Email:           matt.pacey@kirkland.com

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Copies of notices to the Holders shall be sent to:

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, California 94025

Attention:     Timothy Graulich

                     Stephen Salmon

Facsimile:    (650) 752-3663

Email:           timothy.graulich@davispolk.com

                       stephen.salmon@davispolk.com

If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the State of New York or the jurisdiction in which the Company’s principal office is located, the time period shall automatically be extended to the Business Day immediately following such Saturday, Sunday or legal holiday.

(d) No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders of Registrable Securities in this Agreement.

(e) Counterparts. This Agreement may be executed in one or more counterparts, and may be delivered by means of facsimile or electronic transmission in portable document format (“pdf”), each of which shall be deemed to be an original and shall be binding upon the party who executed the same, but all of such counterparts shall constitute the same agreement.

(f) Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof. The words “include,” “includes” or “including” in this Agreement shall be deemed to be followed by “without limitation.” The use of the words “or,” “either” or “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. All references to laws, rules, regulations and forms in this Agreement shall be deemed to be references to such laws, rules, regulations and forms, as amended from time to time or, to the extent replaced, the comparable successor thereto in effect at the time. All references to agencies, self-regulatory organizations or governmental entities in this Agreement shall be deemed to be references to the comparable successors thereto from time to time.

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(g) Delivery by Facsimile and Electronic Means. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or other electronic means, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic means as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(h) Arm’s Length Agreement. Each of the parties to this Agreement agrees and acknowledges that this Agreement has been negotiated in good faith, at arm’s length, and not by any means prohibited by law.

(i) Sophisticated Parties; Advice of Counsel. Each of the parties to this Agreement specifically acknowledges that (i) it is a knowledgeable, informed, sophisticated Person capable of understanding and evaluating the provisions set forth in this Agreement and (ii) it has been fully advised and represented by legal counsel of its own independent selection and has relied wholly upon its independent judgment and the advice of such counsel in negotiating and entering into this Agreement.

(j) Governing Law. This Agreement and the exhibits, attachments and annexes hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) to the extent such rules or provisions would cause the application of the laws of any jurisdiction other than the State of New York.

(k) Submission to Jurisdiction. Any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby must be brought in the United States District Court for the Southern District of New York or any New York state court, in each case, located in the Borough of Manhattan, and each party consents to the exclusive jurisdiction and venue of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such, action, suit or proceeding in any such court or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

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(l) Waiver of Jury Trial. Each of the parties to this Agreement hereby agrees to waive its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including contract claims, tort claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into this Agreement, that each has already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 14(l) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

(m) Complete Agreement. This Agreement and any certificates, documents, instruments and writings that are delivered pursuant hereto, represent the complete agreement among the parties hereto as to all matters covered hereby, and supersedes any prior agreements or understandings among the parties.

(n) Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

(o) Termination. This Agreement shall terminate and be of no further force or effect when there shall no longer be any Registrable Securities outstanding; provided that (i) any Holder may elect to terminate its obligations under this Agreement by giving the Company written notice thereof and (ii) this Agreement shall automatically terminate with respect to a Holder that no longer holds any Registrable Securities; provided further that the provisions of Sections 6(c), 7(e), 8, 9, 11 and 14 shall survive any termination pursuant to this Section 14(o).

(p) Independent Agreement by the Holders. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder, and no provision of this Agreement is intended to confer any obligations on any Holder vis-à-vis any other Holder. Nothing contained herein, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

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[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

[COMPANY]

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

[HOLDER]

By:
Name:
Title:

Address:

Telephone:

Fax No.:

E-mail:

To exercise the Opt-In Election pursuant to Section 7(e), please check the box below and countersign:

[                    ] – The undersigned Holder hereby notifies the Company of its exercise of the Opt-In Election.

[HOLDER]

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

ANNEX A

Form of Joinder Agreement

THIS JOINDER AGREEMENT is made and entered into by the undersigned with reference to the following facts:

Reference is made to the Registration Rights Agreement, dated as of [●], as amended (the “Registration Rights Agreement”), by and among [●] (the “Company”), the other parties (the “Holders”) thereto. Capitalized terms used but not defined in this Joinder Agreement shall have the meanings ascribed thereto in the Registration Rights Agreement.

As a condition to the acquisition of rights under the Registration Rights Agreement in accordance with the terms thereof, the undersigned agrees as follows:

1. The undersigned hereby agrees to be bound by the provisions of the Registration Rights Agreement and undertakes to perform each obligation as if a Holder thereunder and an original signatory thereto in such capacity.

2. This Joinder Agreement shall bind, and inure to the benefit of, the undersigned hereto and its respective devisees, heirs, personal and legal representatives, executors, administrators, successors and assigns.

3. This Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) to the extent such rules or provisions would cause the application of the laws of any jurisdiction other than the State of New York.

[Signature Page Follows]

A-1

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement.

[HOLDER]

By:
Name:
Title:

Date:

Address:

Phone Number:

Facsimile Number:

E-mail for Notice:

I.R.S. I.D. Number:

Amount of Registrable Securities Acquired:

To exercise the Opt-In Election pursuant to Section 7(e), please check the box below and countersign:

[                    ] – The undersigned Holder hereby notifies the Company of its exercise of the Opt-In Election.

[HOLDER]

By:
Name:
Title:

[Signature Page to Joinder Agreement]